ASSET PURCHASE AGREEMENT

                           DATED AS OF APRIL 18, 1996,

                                 BY AND BETWEEN

                              ARCH PETROLEUM INC.,

                                   AS SELLER,

                                       AND

                        ODESSA EXPLORATION INCORPORATED,

                                    AS BUYER

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS


          Page

                                   ARTICLE I.
           CERTAIN DEFINITIONS

 Section 1.1      Certain Defined
Terms.......................................1 Section 1.2
References, Gender, Number..................................1

                         ARTICLE II.                      SALE
AND PURCHASE

                        ARTICLE III.
CONSIDERATION AND PAYMENT

Section 3.1
Consideration...............................................1
Section 3.2
Payment.....................................................2
Section 3.3      Adjustment Period Cash
Flow.................................2 Section 3.4      Post
Closing Review.........................................3 Section
3.5      Gas Imbalance
Credits.......................................3

                                   ARTICLE IV.
      REPRESENTATIONS AND WARRANTIES

Section 4.1      Representations and Warranties of
Seller....................4 Section 4.2      Representations and
Warranties of Buyer.....................5

                                   ARTICLE V.
INVESTIGATION OF ASSETS: CONFIDENTIALITY

Section 5.1      Investigation of
Assets.....................................6 Section 5.2
Confidential Information....................................7

                         ARTICLE VI.                     TITLE
ADJUSTMENTS.

Section 6.1      No Warranty or
Representation...............................7 Section 6.2
Buyer's Title Review........................................7
Section 6.3      Determination of Title
Defects.............................10 Section 6.4      Seller
Title Credit........................................10

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Section 6.5      Exclusion of Defect
Properties..............................11 Section 6.6
Deferred Claims and Disputes................................11
Section 6.7      No
Duplication..............................................12

                                  ARTICLE VII.
      PREFERENCE RIGHTS AND CONSENTS

Section 7.1
Compliance.................................................12
Section 7.2       Effect of Preference
Rights................................12 Section 7.3
Transfer Requirements......................................13

                                  ARTICLE VIII.
        COVENANTS OF SELLER AND BUYER

Section 8.1      Conduct of Business Pending
Closing.........................13 Section 8.2
Qualifications on Seller's Conduct..........................15
Section 8.3
Conveyance..................................................16
Section 8.4      Public
Announcements........................................16 Section
8.5      Further
Assurances..........................................16 Section
8.6
Removal.....................................................16
Section 8.7
Records.....................................................16

                                   ARTICLE IX.
            CLOSING CONDITIONS

Section 9.1      Seller's Closing
Conditions.................................17 Section 9.2
Buyer's Closing Conditions..................................18

                         ARTICLE X.
CLOSING

Section 10.1
Closing.....................................................19
Section 10.2     Seller's Closing
Obligations................................19 Section 10.3
Buyer's Closing Obligations.................................19

                         ARTICLE XI.                      EFFECT
OF CLOSING

Section 11.1
Revenues...................................................19
Section 11.2
Expenses...................................................19
Section 11.3     Payments and
Obligations...................................20 Section 11.4
 Survival...................................................20

                                  ARTICLE XII.
         CASUALTY AND CONDEMNATION

 Section 12.1    No
Termination.............................................20
Section 12.2    Proceeds and
Awards........................................20

                                  ARTICLE XIII
      ASSUMPTION AND INDEMNIFICATION

 Section 13.1    Indemnification By
Buyer...................................20 Section 13.2
Indemnification by Seller..................................21
Section 13.3    Third Party
Claims.........................................21

                                  ARTICLE XIV.
    TERMINATION; REMEDIES; LIMITATIONS

 Section 14.1
Termination................................................22
Section 14.2    Remedies.
 ................................................22 Section 14.3
  Limitations................................................23

                                   ARTICLE XV.
               MISCELLANEOUS

 Section 15.1
Counterparts...............................................24
Section 15.2    Governing
Law..............................................24 Section 15.3
   Entire Agreement.  ........................................25
Section 15.4
Expenses...................................................25
Section 15.5
Notices....................................................25
Section 15.6    Successors and
Assigns.....................................26 Section 15.7
Amendments and Waivers.....................................26
Section 15.8    Schedules and
Exhibits.....................................26 Section 15.9
Purchase Price Allocation for Tax Purposes.................26
Section 15.10   Ad Valorem Tax
Proration...................................26 Section 15.11
Agreement for the Parties' Benefit Only....................26
Section 15.12   Attorneys'
Fees............................................26 Section 15.13
  Severability...............................................27
Section 15.14   No
Recordation.............................................27
Section 15.15   Time of
Essence............................................27 Section
15.16   Hardy
Agreement............................................27 Section
15.17   Like Kind
Exchange.........................................27

                                    EXHIBITS

Exhibit 8.3                 --      Conveyance Exhibit 10.2(c)
          --      Affidavit of Non-Foreign Status Exhibit A-1
             --      Arbitration Procedures Exhibit A-2
       --      Property Schedule Exhibit B                   --
    Forecast of Costs and Expenses

                                    SCHEDULES

Schedule 4.1(d)             --      Seller's Conflicts or
Violations Schedule 4.1(e)             --      Seller's Consents
Schedule 4.1(f)             --      Seller's Actions Schedule
4.1(g)             --      Non-Compliance with Laws Schedule
4.2(d)             --      Buyer's conflicts or Violations
Schedule 4.2(e)             --      Buyer's Consents Schedule
4.2(f)             --      Buyer's Actions Schedule 7.1 - Part I
              --       Preference Rights Schedule 7.1 - Part II
            --       Transfer Requirements Schedule 8.1
      --      Conduct of Business Schedule 15.9               --
     Purchase Price Allocation for Tax Purposes Schedule A-1
           --      Certain Excluded Assets Schedule A-2
      --      Certain Permitted Encumbrances Schedule A-3
        --      Scheduled Imbalances Schedule A-4
- --      Royalty Accounts

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 18, 1996, is by and between ARCH PETROLEUM INC., a Delaware corporation ("Seller"), and ODESSA EXPLORATION
INCORPORATED, a Delaware corporation ("Buyer").

         WHEREAS, Seller owns certain oil and gas properties and related assets and has agreed to exercise its preferential purchase right to acquire additional interests in such oil and gas properties (the "Hardy Properties") under the terms of that Asset Purchase Agreement by and between Hardy Oil & Gas USA, Inc. ("Hardy") and Seller, which will be executed after the date hereof according to the terms of such preferential purchase right (the "Hardy Agreement");

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, such oil and gas properties and related assets, specifically including the Hardy
Properties, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.
           CERTAIN DEFINITIONS

         Section 1.1 Certain Defined Terms. Unless the context otherwise requires, the respective terms defined in
 Appendix A attached hereto and incorporated herein shall, when used herein, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

         Section  1.2  References,   Gender,  Number.  All
references in this Agreement to an "Article," "Section," or "subsection" shall be to an Article, Section, or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

                                   ARTICLE II.
             SALE AND PURCHASE

         Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Assets.

                                  ARTICLE III.
         CONSIDERATION AND PAYMENT

         Section  3.1   Consideration.   The  consideration  for
 the sale and conveyance of the Assets to Buyer is $9,610,000.00, as adjusted in accordance with the terms of this Agreement (the "Purchase Price"). The "Adjusted Purchase

 Price" shall be the Purchase Price (I) as adjusted by the Initial Adjustment Amount determined pursuant to Section 3.3,
(ii) as adjusted for Title Defects, if any, in  accordance  with
Section 6.2, (iii) as may be adjusted for excluded Title Defect Properties, if any, in accordance with Section 6.5, (iv) as may be adjusted for undisclosed gas imbalances, if any, pursuant to
Section 3.5, (v) as may be adjusted for payments of portions of the Purchase Price received by Seller from holder of Preference Right contemporaneously with Closing in accordance with and as contemplated by Section 7.2, and (vi) as may be adjusted on account of Retained Assets as contemplated by
Section 7.3.

         Section 3.2 Payment. Contemporaneously with the execution of this Agreement, Buyer has deposited an amount equal to twenty percent (20%) of the Purchase Price with Seller as a deposit hereunder (the "Deposit"). At the Closing, Buyer shall wire transfer the Adjusted Purchase Price minus the Deposit in immediately available funds to Bank One, Texas, N. A. (Fort Worth), ABA No. 111000614 for the account of Seller, Account No.9740426379, with notification to Brad Bartek at (817) 884-5707 or Fred Cantu at (817) 332- 9209, extension
125, or such other account specified by Seller to Buyer on or prior to the business day immediately preceding the Closing Date.

         Section 3.3 Adjustment Period Cash Flow. (a) The Purchase Price shall be increased or decreased, as the case may be, by an amount equal to the Net Cash Flow with respect to the Assets for the time period (the "Adjustment Period") beginning at the Effective Time and ending at 7:00 a.m. (local time) on the Closing Date. The Seller shall deliver to Buyer on or prior to the business day immediately preceding the Closing Date a statement (the "Adjustment Statement") setting forth the Seller's preliminary determination (the "Initial Adjustment Amount") of the Net Cash Flow. If the Initial Adjustment Amount shown on the Adjustment statement is a positive number, then the Purchase Price shall be increased by such amount. If the Initial Adjustment Amount shown on the Adjustment Statement is a negative number, then the Purchase Price shall be decreased by such amount.

         (b) The Adjustment Statement shall be based upon actual information available to the Seller at the time of its preparation and upon the Seller's good faith estimates and assumptions. There shall be attached to the Adjustment Statement such supporting documentation and other data as is  reasonably necessary to provide a basis for the Net Cash
Flow shown therein.

         (c) The "Net Cash Flow" shall be the algebraic sum of (i) a positive amount equal to the aggregate amount paid by Seller as Seller's share of the costs and expenses of exploration, maintenance, development, production and operation of the Assets incurred with respect to the Adjustment Period (including prepayments of any such costs or expenses), (ii) a positive amount equal to the sum of (A) all overhead charges paid by Seller to any operator of any of the Assets, and (B) with respect to any properties operated by Seller or any affiliate of Seller, the overhead charges payable to Seller or such affiliated operator on account of the Subject Interests in such properties under existing operating agreements or, if no overhead charge is applicable to a Subject Interest under an existing operating agreement, an overhead charge to such Subject Interest equal to the Average Drilling and Producing Well Rates in the area as indicated in the most recent Survey of Combined Fixed Rate Overhead Charges for Oil and Gas Producers conducted by Ernst & Young or the prevailing rate in the area if the foregoing survey is not available, and (iii) a negative amount equal to the aggregate gross proceeds received by Seller from the sale or disposition of oil, gas and other hydrocarbons produced from the Assets during the Adjustment Period or from the rental, sale, salvage or other disposition of any other Assets during the Adjustment Period.

         Section 3.4 Post Closing Review. After the Closing, Seller shall review the Adjustment Statement and determine the actual Net Cash Flow. On or prior to the ninetieth day after the Closing Date, Seller shall present Buyer with a statement of the actual Net Cash Flow and such supporting documentation as is reasonably necessary to support the Net Cash Flow shown therein (the "Final Adjustment Statement"). Buyer will give representatives of Seller reasonable access to its premises and to its books and records for purposes of preparing the Final Adjustment Statement and will cause appropriate personnel of Buyer to assist Seller and Seller's representatives, at no cost to Seller, in the preparation of the Final Adjustment Statement. Seller will give representatives of Buyer reasonable access to its premises and to its books and records for purposes of reviewing the calculation of Net Cash Flow and will cause appropriate personnel of Seller to assist Buyer and its representatives, at no cost to Buyer, in verification of such calculation. The Final Adjustment Statement shall become final and binding on Seller and Buyer as to the Net Cash Flow ninety (90) days following the date the Final Adjustment Statement is received by Buyer, except to the extent that prior to the expiration of such ninety (90) day period Buyer shall deliver to Seller notice, as hereinafter required, of its disagreement with the contents of the Final Adjustment Statement. Such notice shall be in writing and set forth all of Buyer's disagreements with respect to any portion of the Final Adjustment Statement, together with Buyer's proposed changes thereto, and shall include an explanation in reasonable detail of, and such supporting documentation as is reasonably necessary to support, such changes. If Buyer has timely delivered such a notice of disagreement to Seller, then, upon written agreement between Buyer and Seller resolving all disagreements of Buyer set forth in such notice, the Final Adjustment Statement will become final and binding upon Buyer and Seller as to the Net Cash Flow. If the Final Adjustment Statement has not become final and binding by the one hundred twentieth (120th) day following its receipt by Buyer, then Buyer and Seller may submit any unresolved disagreements of Buyer set forth in such notice to final and binding arbitration in accordance with the Arbitration Procedures. Upon resolution of such unresolved disagreements of Buyer, the Final Adjustment Statement shall be final and binding upon Buyer and Seller as to the Net Cash Flow. Within three (3) business days after the Final Adjustment Statement becomes final and binding, Seller or Buyer, as appropriate, shall pay to the other party the amount, if any, by which the Net Cash Flow as shown in the Final Adjustment Statement is less than or exceeds the Initial Adjustment Amount.

         Section 3.5 Gas Imbalance Credits. The Purchase Price shall be (a) reduced by an amount equal to (1) Unscheduled
 (Negative) Imbalances multiplied by (2) $1.00 per Mcf and (b) increased by an amount equal to (1) Unscheduled (Positive) Imbalances multiplied by (2) $1.00 per Mcf.

                                   ARTICLE IV.
      REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of Seller.
Seller represents and warrants to Buyer as follows:

         (a) Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. Seller is duly qualified to do business, and is in good standing, in each jurisdiction in which the Assets owned or leased by it makes such qualification necessary.

         (b) Authority. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller.

         (c) Enforceability. This Agreement constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

         (d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws or other governing documents of Seller; (ii) be rendered void or ineffective by or under the terms, conditions or provisions of any agreement, instrument or obligation to which Seller is a party or is subject; (iii) result in a default under the terms, conditions or provisions of any Asset (or of any agreement, instrument or obligation relating to or burdening the Asset); or (iv) subject to the limitations contained in Section 4.1(c), violate or be rendered void or ineffective under any Law; provided that, the representations and warranties contained in clauses (ii),
(iii) and (iv) of this Section 4.1(d) are subject to the matters expressly described and set forth in Schedule 4.1(d).

         (e)   Consents.   Except  for  (i)   Preference
Rights and Transfer Requirements and (ii) the consents, filings or notices expressly described and set forth in
Schedule 4.1(e), no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this
 Agreement by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller.

         (f)  Actions.  Except as set  forth on  Schedule
4.1(f), there are no Actions pending against Seller or, to the knowledge of Seller, threatened against Seller which relate to the Assets or the transactions contemplated by this Agreement.

         (g)  Compliance  With  Laws.  Except as set forth on
Schedule 4.1(g), Seller has no knowledge of any violation by Seller of any Law applicable to the Assets which affects in any material respect the value of the Assets taken as a whole.

         (h) Brokerage Fees and Commissions. Neither Seller nor any affiliate of Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which Buyer shall incur any liability.

         (i) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or, to the knowledge of Seller, threatened against Seller.

         Section 4.2  Representations  and Warranties of Buyer.
Buyer represents and warrants to Seller as follows:

         (a) Organization and Qualification. Buyer is in good standing under the laws of the State of Delaware and has the requisite power to carry on its business as it is now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the Assets to be acquired by it makes such qualification necessary.

         (b) Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by Buyer.

         (c) Enforceability. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors; (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

         (d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer will (i) be rendered void or ineffective by or under the terms, conditions or provisions of any agreement, instrument or obligation to which Buyer is a party or is subject; or (ii) subject to the limitations contained in Section 4.2(c), violate or be rendered void or ineffective under any Law; provided that, the representations and warranties contained in clauses (i) and
(ii) of this Section 4.2(d) are subject to the matters expressly described and set forth in Schedule 4.2(d).

         (e)   Consents.   Except  for  (i)   Preference
Rights and Transfer Requirements, and (ii) the consents, filings or notices expressly described and set forth in Schedule 4.2(e), no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Buyer or for or in connection with the consummation of the transaction and performance of the terms and conditions contemplated hereby by Buyer.

         (f)  Actions.  Except as set  forth on  Schedule
4.2(f), there are no Actions pending against Buyer or, to the knowledge of Buyer, threatened against Buyer which relate to the transactions contemplated by this Agreement.

         (g) Brokerage Fees and Commissions. Neither Buyer nor any affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which Seller shall incur any liability.

         (h) Funds. Buyer has sufficient funds available to enable Buyer to consummate the transactions contemplated hereby and to pay all related fees and expenses of Buyer.

         (i) Buyer's Knowledge. Buyer has no knowledge of any fact which results in any representations or warranty of Seller in Section 4.1 being breached.

         (j) No Distribution. Buyer is an experienced and knowledgeable investor in the oil and gas business. Prior to entering into this Agreement, Buyer was advised by its counsel and such other persons it has deemed appropriate concerning this Agreement and has relied solely on an independent investigation and evaluation of, and appraisal and judgment with respect to, the geologic and geophysical characteristics of the Subject Interests, the estimated reserves recoverable therefrom, and the price and expense assumptions applicable thereto. Buyer is not acquiring any interests in the Assets in connection with a distribution thereof in violation of the Securities Act of 1933 and the rules and regulations thereunder or any applicable state blue sky laws.

         (k) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of Buyer, threatened against Buyer.

                                   ARTICLE V.
INVESTIGATION OF ASSETS: CONFIDENTIALITY

         Section 5.1 Investigation of Assets. Promptly following the execution of this Agreement and until the Closing Date (or earlier termination of this Agreement), Seller (i) shall permit Buyer and its representatives at reasonable times to examine, in Seller's offices, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, and documents relating to the Assets insofar as the same are in Seller's possession and insofar as Seller may do so without (a) violating legal constraints or any legal obligation or (b) waiving any attorney/client privilege and (ii), subject to any required consent of any third Person, shall permit Buyer and its representatives at reasonable times and at Buyer's sole risk, cost and expenses, to conduct reasonable inspections of the Assets; provided, however, Buyer shall repair any damage to the Assets resulting from such inspections and Buyer does hereby indemnify and hold harmless Seller from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses and causes of action arising from Buyer's inspection of the Assets, including, without limitation, claims for personal injuries, property damage and reasonable attorney's fees.

         Section 5.2 Confidential Information. Unless and until the Closing occurs, Buyer agrees to maintain all information made available to it pursuant to Section 5.1
confidential   and  to  cause  its   officers,   employees,
representatives, consultants and advisors to maintain all information made available to them pursuant to Section 5.1 confidential.

                                   ARTICLE VI.
            TITLE ADJUSTMENTS.

         Section 6.1 No Warranty or Representation. Without limiting Buyer's right to adjust the Purchase Price by operation of Section 6.2 and except for the special warranty of title which is contained in the Conveyance, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller's title to any of the Assets and Buyer hereby acknowledges and agrees that Buyer's sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets shall be pursuant to the procedures set forth in this Article VI, which remedies shall cease, and be deemed to be finally and conclusively satisfied, in all respects, upon the Closing. Furthermore,
 Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to the accuracy or completeness of the information, records and data now, heretofore or hereafter made available to Buyer in connection with this Agreement (including, without limitation, any description of the Assets, pricing assumptions, potential for production of oil, gas or other hydrocarbons from the Subject
 Interests or any other matters contained in or related to any other material furnished to Buyer by Seller or by Seller's agents or representatives).

         Section 6.2 Buyer's Title Review.

         (a) Buyer's Assertion of Title Defects. Prior to the expiration of the fourteen (14) day period commencing on the execution of this Agreement (the "Title Examination Period"), Buyer shall notify Seller in writing of any matters which, in Buyer's reasonable opinion, constitute Title Defects and which Buyer intends to assert as a Title Defect with respect to any portion of a Property Subdivision pursuant to this Article VI. For all purposes of this Agreement, Buyer shall be deemed to have waived any Title Defect which Buyer fails to assert as a Title Defect by written notice given to Seller on or before the expiration of the Title Examination Period. To be effective, Buyer's written notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect, (ii) the claimed Title Defect Amount attributable thereto, and (iii) supporting documents reasonably necessary for

 Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of such asserted Title Defect. Buyer shall promptly furnish Seller with written notice of any Seller Title Credit which is discovered by any of Buyer's employees or representatives while conducting Buyer's title review, due diligence or investigation with respect to the Subject Interests and Property Subdivisions.

         (b) Purchase Price Allocations. A portion of the Purchase Price has been allocated to the various Subject Interests in Property Subdivisions in the manner and in accordance with the respective values set forth in the Property Schedule. If any adjustment is made to the Purchase
 Price pursuant to this Section 6.2, a corresponding adjustment shall be made to the portion of the Purchase Price allocated to the affected Property Subdivision in the Property Schedule.

         (c) Seller's Opportunity to Cure. Seller shall have until two (2) days prior to the Closing Date, at its cost and expense, if it so elects but without obligation, to cure all or a portion of such asserted Title Defects. Any asserted Title Defects which are waived by Buyer or cured within such time shall be deemed "Permitted Encumbrances" hereunder. If Seller within such time fails to cure any Title Defect of which
 Buyer has given timely written notice as required above and Buyer has not and does not waive same on or before the day immediately preceding the Closing Date, the Property Subdivision affected by such uncured and unwaived Title Defect shall be a "Title Defect Property".

         (d) Buyer's Title Adjustments. Subject to Section 6.5, as Buyer's sole and exclusive remedy with respect to Title Defects, Buyer shall be entitled to reduce the Purchase Price by the amount, if any, by which the aggregate amount of Title Defect Amounts with respect to all Title Defect Properties exceeds the sum of $400,000.00 (the "Title Defect Deductible") plus the aggregate amount of Seller Title Credits with respect to all Property Subdivisions. "Title Defect Amount" shall mean, with respect to a Title Defect Property, the amount by which the value of such Title Defect Property is impaired as a result of the existence of one or more Title Defects, which amount shall be determined as follows:

                  (1) If the Title Defect  results  from Seller
having a lesser         Net Revenue Interest in such Title
Defect Property than the Net Revenue         Interest specified
therefor in the Property Schedule,  the Title Defect
Amount  shall be equal  to the  product  obtained  by
multiplying  the         portion of the Purchase Price
allocated to such Title Defect  Property         in the Property
 Schedule by a fraction, the numerator or which is the reduction in the Net Revenue Interest and the denominator of
which is         the Net Revenue  Interest  specified for such
Title Defect  Property in         the Property Schedule.

                  (2) If the Title Defect  results from Seller
having a greater         Working  Interest in a Title Defect
Property than the Working  Interest         specified  therefor
in the Property  Schedule,  the Title Defect Amount
shall be equal  to the  present  value  (discounted  at 10%
compounded         annually)  of the  increase  in the costs and
 expenses  forecasted  in         Exhibit B hereto with  respect
to such Title  Defect  Property  for the         period from and
after the Effective Time which is attributable to such increase in the Seller's Working Interest.

                  (3) If the Title Defect  results from the
existence of a lien,         the Title Defect Amount shall be an
amount sufficient to discharge such         lien.

                  (4) If the Title Defect  results from any
matter not described         in paragraphs  (1), (2) or (3)
above,  the Title Defect Amount shall be         an amount equal
to the difference between the value of the Title Defect
Property  affected by such Title  Defect with such Title Defect
and the         value of such Title Defect  Property  without
such Title Defect (taking         into  account  the  portion
of the  Purchase  Price  allocated  in the         Property
Schedule to such Title Defect  Property);  provided,  that if such Title Defect is reasonably  susceptible of being
cured,  the Title         Defect Amount shall be the  reasonable
 cost and expense of curing such         Title Defect, if less.

                  (5) If a Title  Defect is not  effective  or
does not affect a         Title Defect  Property  throughout the
entire  productive  life of such         Title  Defect
Property, such fact shall be taken into account in determining the Title Defect Amount.

                  (6) The Title  Defect  Amount with  respect to
a Title  Defect         Property shall be determined without
duplication of any costs or losses         included in another
Title Defect  Amount  hereunder.  For example,  but
without  limitation,  if a lien  affects  more  than one  Title
Defect         Property or the curative work with respect to one
Title Defect  results         (or is reasonably  expected to
result) in the curing of any other Title         Defect
affecting the same or another Title Defect Property,  the amount necessary  to  discharge  such  lien or the  cost and
expense  of such         curative work shall only be included in
the Title Defect Amount for one         Title Defect Property
and only once in such Title Defect Amount.

                  (7) If a Title  Defect  affects  only a
portion  of a Property         Subdivision (as contrasted  with
an undivided  interest in the entirety         of such Property
Subdivision)  and a portion of the Purchase Price has
not  been  allocated   specifically  to  such  portion  of  a
Property         Subdivision  in the Property  Schedule,  then
for purposes of computing         the Title Defect Amount, the
portion of the Purchase Price allocated to         such Property
Subdivision shall be further allocated among the portions
 of such Property  Subdivision in the proportion that the
portion of the         Property  Subdivision affected by such
Title Defect bears to the entire         Property Subdivision.

                  (8) The Title  Defect  Amount  attributable
to a Title Defect         Property  or any  portion  thereof
shall not exceed the portion of the         Purchase Price
allocated to such Title Defect Property or such portion
in Section  6.2(b) and  paragraph (7) above.  For example,  but
without         limitation,  if the Seller does not own fifty
percent (50%) of the Net         Revenue Interest  specified in
the Property Schedule for a Title Defect         Property and
such unowned fifty percent (50%) interest is also burdened
  by a lien, the Title Defect Amount for such Title Defect
Property shall         not exceed the portion of the  Purchase
Price  allocable to such fifty         percent  (50%)  interest
notwithstanding  that it may be  affected  by         multiple
Title Defects.

                  (9) No Title Defect  Amount shall be allowed
on account of and         to the extent that an increase in the
Seller's  Working  Interest in a         Property  Subdivision
has the effect of proportionately increasing the Seller's Net Revenue Interest in such Property Subdivision.

                  (10)  With  respect  to any  Subject  Interest
 in a  Property         Subdivision in which Buyer likewise
owned an undivided  interest at the         Effective Time, no
Title Defect Amount shall be allowed on account of a
Title Defect affecting such Subject Interest that also affected
Buyer's         interest in such Property Subdivision at the
Effective Time.

         Section 6.3 Determination of Title Defects. A portion of a Property Subdivision shall be deemed to have a "Title Defect" if any one or more of the following statements is untrue with respect to such portion of a Property Subdivision as of the Effective Time and as of the Closing Date:

                  (a)  The Seller has Defensible Title thereto.

                  (b) All royalties,  rentals, Pugh clause
payments, shut-in gas         payments  and other  payments  due
with  respect  to such  portion of a         Property
Subdivision  have been  properly and timely paid,  except for payments  held in  suspense  for  title  or  other  reasons
 which  are         customary  in the  industry  and which will
not  result in grounds  for         cancellation  of the
Seller's  rights in such  portion  of a  Property
Subdivision.

                  (c) The Seller is not in default  under the
material  terms of         any  leases,  farm-out  agreements
or other  contracts  or  agreements         respecting  such
portion of a  Property  Subdivision  which  could (1)
prevent  the  Seller  from   receiving   the  proceeds  of
production         attributable  to  the  Seller's  interest
therein,  or (2)  result  in         cancellation of the
Seller's interest therein.

         Section 6.4 Seller Title Credit. A "Seller Title Credit" shall mean, with respect to a Property Subdivision, the amount by which the value of such Property Subdivision is enhanced by virtue of (a) Seller having a greater Net Revenue Interest in such Property Subdivision than the Net Revenue specified therefor in the Property Schedule, or (b) Seller having a lesser Working Interest in such Property Subdivision than the Working Interest specified therefor in the Property Schedule, which amount shall be determined as follows:

                  (1) If the Seller  Title Credit  results from
Seller  having a         greater Net Revenue Interest in such
Property  Subdivision than the Net         Revenue  Interest
specified  therefor in the  Property  Schedule,  the
Seller  Title  Credit  shall  be  equal  to  the  product
obtained  by         multiplying  the  portion  of the  Purchase
 Price  allocated  to  such         Property  Subdivision  in
the  Property  Schedule  by a  fraction,  the         numerator
of which is the increase in the Net Revenue  Interest and the denominator  of which is the Net Revenue  Interest
specified  for such         Property Subdivision in the Property
Schedule.

                  (2) If the Seller  Title Credit  results from
Seller  having a         lesser  Working  Interest  in a
Property  Subdivision  than the Working         Interest
specified therefor in the Property Schedule,  the Seller Title
      Credit  shall  be  equal  to  the  present  value
(discounted  at  10%         compounded  annually)  of  the
decrease  in  the  costs  and  expenses         forecasted   in
Exhibit  B  hereto  with  respect  to  such   Property
Subdivision  for the period from and after the Effective  Time
which is         attributable to such decrease in Seller's
Working Interest.

                  (3) In  determining  the amount of Seller
Title  Credits,  the         principles and  methodology set
forth in paragraphs (5), (6) and (7) of         Section 6.2(d)
shall be applied, mutatis mutandis.

                  (4) No Seller  Title Credit shall be allowed
on account of and         to the  extent  that a  decrease  in
Seller's  Working  Interest  in a         Property  Subdivision
has the  effect  of  proportionately  decreasing
Seller's Net Revenue Property Interest in such Property
Subdivision.

The Title Defect Deductible shall be restored to the extent that any portion thereof is applied as a credit against a Title
Defect Amount attributable to a Title Defect which is subsequently cured by Seller or determined not to constitute a Title Defect.

         Section 6.5 Exclusion of Defect Properties. On or before the Closing Date, Seller may elect to retain and exclude from the Assets to be conveyed to Seller by Buyer pursuant to the terms hereof any Title Defect Property so long as the Purchase Price is reduced by the portion of the Purchase Price allocated to such Title Defect Property in the Property Schedule. Upon such election by Seller, said Title Defect Property, together with a pro rata share of all incidental rights, oil, gas and other hydrocarbons and other assets attributable or appurtenant thereto, shall be retained by Seller and excluded from the Assets which are conveyed by Seller to Buyer pursuant to the Conveyance.

         Section 6.6 Deferred Claims and Disputes. In the event that Buyer and Seller have not agree upon one or more adjustments, credits or offsets claimed by Buyer or Seller pursuant to and in accordance with the requirements of this
Article VI, any such claim (a "Deferred Adjustment Claim") shall be settled pursuant to this Section 6.6 and, except as provided in Sections 9.1(e) and 9.2(e), shall not prevent or delay Closing. With respect to each potential Deferred Adjustment Claim, Buyer and Seller shall deliver to the other a written notice describing each such potential Deferred Adjustment Claim, the amount in dispute and a statement setting forth the facts and circumstances that support such party's position with respect to such Deferred Adjustment Claim. At Closing the Purchase Price shall not be adjusted on account of, and, except as provided in Sections 9.1(e) and 9.2(e), no effect shall be given to, the Deferred Adjustment Claim. On or prior to the thirtieth (30th) consecutive calendar day following the Closing Date (the "Deferred Matters Date"), the Seller and Buyer shall attempt in good faith to reach agreement on the Deferred Adjustment Claims and, ultimately, to resolve by written agreement all disputes regarding the Deferred Adjustment Claims. Any Deferred Adjustment Claims which are not so resolved on or before the Deferred Matters Date shall be submitted to final and binding arbitration in accordance with the Arbitration Procedures; provided, however, that the Seller may elect at any time to resolve the disputes relating to the Deferred Adjustment Claims by the payment to Buyer of the amount by which the Purchase Price would have been reduced at Closing on account of the Title Defects which constitute Deferred Adjustment Claims if same did not constitute Deferred Adjustment Claims. Notwithstanding anything herein provided to the contrary, including Section 6.2(c), Seller shall be entitled to cure any Title Defect which constitutes a Deferred Adjustment Claim at any time prior to the point in time when a final and binding written decision of the board of arbitrators is made with respect thereto in accordance with the Arbitration Procedures. The amount of any reduction in the Purchase Price to which Buyer becomes entitled under the final and binding written decision of the board of arbitrators shall be promptly refunded by Seller to Buyer.

         Section 6.7 No Duplication. Notwithstanding anything herein provided to the contrary, if a Title Defect results from a matter which could also result in the breach of any representation or warranty of Seller set forth in Section 4.1, then Buyer shall only be entitled to assert such matter as a Title Defect pursuant to this Article VI and shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty.

                                  ARTICLE VII.
      PREFERENCE RIGHTS AND CONSENTS

         Section  7.1  Compliance.   To  Seller's   knowledge,
all agreements containing a (i) Preference Right are set forth in Part I of Schedule 7.1 and (ii) Transfer Requirement are set forth in Part II of Schedule 7.1 (except such agreements with respect to which all Preference Rights and Transfer Requirements applicable to the sale contemplated by this Agreement have been complied with or waived). Prior to the Closing Date, Seller shall initiate all procedures required to comply with or obtain the waiver of all Preference Rights and Transfer Requirements set forth in
Schedule 7.1 with respect to the transactions contemplated by this Agreement.

         Section 7.2 Effect of Preference Rights. If a third party who has been offered a Preference Property pursuant to
Section 7.1 elects prior to Closing to purchase such Preference Property in accordance with the terms of such Preference Right, and Seller and Buyer receive written notice of such election prior to the Closing Date, such Preference Property will be eliminated from the Assets and the Purchase Price shall be reduced by the portion of the Purchase Price allocated to such Preference Property pursuant to the immediately following sentence. The portion of the Purchase Price to be allocated to any Asset or portion thereof affected by a Preference Right (a "Preference Property") shall be the portion of the Purchase Price allocated thereto in the Property Schedule. If a Preference Right affects only a portion of a Property Subdivision and a portion of the Purchase Price has not been allocated specifically to such portion of a Property Subdivision in the Property Schedule, then the portion of the Purchase Price to be allocated to such Preference Property shall be determined in the same manner as provided in Section 6.2(d)(7) when a Title Defect affects only a portion of a Property Subdivision. If a third party who has been offered a Preference Property or who has been requested to waive its Preference Right pursuant to Section 7.1 does not elect to purchase such Preference Property or waive such Preference Right with respect to the transactions contemplated by this Agreement prior to the Closing Date, such Preference Property shall be conveyed to Buyer at Closing subject to such Preference Right, unless such Preference Property has been otherwise eliminated from the Assets in accordance with other provisions of this Agreement. If a third party elects to purchase a Preference Property subject to a Preference Right and Closing has already occurred with respect to such Preference Property, Buyer shall be obligated to convey said Preference Property to such third party and shall be entitled to the consideration for the sale of such Preference Property.

         Section 7.3 Transfer Requirements. If a Transfer Requirement applicable to the transactions contemplated by this Agreement is not obtained, complied with or otherwise satisfied prior to the Closing Date; then, unless otherwise mutually agreed by Seller and Buyer, any Asset or portion thereof affected by such Transfer Requirement (a "Retained Asset") shall be held back from the Assets to be transferred and conveyed to Buyer at Closing and the Purchase Price to be paid at Closing shall be reduced by the portion of the Purchase Price which would be allocated to such Retained Asset pursuant to Section 7.2 if such Retained Asset were a Preference Property. Any Retained Asset so held back at the initial Closing will be conveyed to Buyer within ten (10) days following the date on which Seller obtains, complies with or otherwise satisfies all Transfer Requirements with respect to such Retained Assets for a purchase price equal to the amount by which the Purchase Price was reduced on account of the holding back of such Retained Asset; provided, however, if all Transfer Requirements with respect to any Retained Asset so held back at the initial Closing are not obtained, complied with or otherwise satisfied within one hundred twenty (120) days following the Closing Date, then such Retained Asset shall be eliminated from the Assets and this Agreement unless Seller and Buyer mutually agreed to proceed with a closing on such Retained Asset in which case Buyer shall be deemed to have waived any objection with respect to non-compliance with such Transfer Requirements. In connection with any subsequent conveyance of a Retained Asset, appropriate adjustments in Net Cash Flow and proration of revenues and expenses will be made to account for any delayed Closing with respect to a Retained Asset.

                                  ARTICLE VIII.
        COVENANTS OF SELLER AND BUYER

         Section 8.1 Conduct of Business Pending Closing. Subject to Section 8.2 and the constraints of applicable operating and other agreements from the date hereof through the Closing, except as disclosed in Schedule 8.1, or as otherwise consented to or approved by Buyer in writing (which consent or approval shall not be unreasonably withheld or delayed), Seller covenants and agrees that:

         (a) Sales. Sellers shall not sell, transfer, assign, convey, farmout, release, abandon or otherwise dispose of any Assets, or enter into any transaction the effect of which would be to cause Seller's ownership interest in any of the Assets to be altered from Seller's ownership interest as of the date of this Agreement, other than (i) oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, and (ii) personal property and equipment which is replaced with personal property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Assets.

         (b) Encumbrances. Sellers shall not create or permit the creation of any lien, security interest or encumbrance on any Assets, except to the extent required or permitted incident to the operation of the Assets pursuant to this
Section 8.1.

         (c)  Operation of Assets.  Seller shall:

                           (1) cause the Assets to be maintained
and operated in                  the  ordinary  course of
business,  in  accordance  with Law,                  maintain
insurance  now in force with  respect to the Assets,
     and  pay or  cause  to be  paid  all  costs  and  expenses
in                  connection therewith promptly when due;

                           (2) not commit to  participate in the
drilling or any                  new well or other new
operations  on the  Assets  the cost of                  which
(net to Seller's interest) is in excess of $15,000.00 in
         any single  instance,  without the advance  written
consent of                  Buyer,  which  consent or
non-consent  must be given by Buyer                  within the
lesser of (x) ten (10) days of Buyer's  receipt of
   the notice from Seller or (y) one-half (1/2) of the
applicable                  notice period within which Seller is
 contractually  obligated                  to respond  to third
parties  to avoid a deemed  election  by                  Seller
 regarding such operation, as specified in Seller's notice to Buyer requesting such consent;

                           (3)  maintain  and keep the  Assets
in full force and                  effect, except where such
failure is due to (i) the failure to                  pay a
delay rental,  royalty, shut in royalty or other payment
         by mistake or oversight (including Seller's negligence)
unless                  caused by Seller's gross negligence or
willful misconduct,  or                  (ii) the failure to
participate  in an operation  which Buyer                  does
not timely approve; and

                           (4) resign as  operator  of any and
all of the Assets                  and use its  best  efforts
to  ensure  election  of  Buyer as                  successor
operator of those Assets for which Seller presently serves as operator.

         (d)  Contracts and Agreements.  Seller shall not:

                  (1)  grant  or  create  any   Preference
Right  or  Transfer         Requirement  with respect to the
Assets except in  connection  with the         performance  by
Seller or an obligation or agreement existing on the date hereof or pursuant to this Agreement;

                  (2)  enter  into any  oil,  gas or  other
hydrocarbon  sales,         supply, exchange, processing or
transportation contract with respect to         the Assets
which is not terminable without penalty or detriment on notice of ninety (90) days or less; or

                  (3) voluntarily  relinquish any Seller's
position as operator         with respect to the Assets.

         (e) Notice of Defaults. Seller shall give prompt written notice to Buyer of any notice of default (or threat of default, whether disputed or denied) received or given by Seller under any material instrument or agreement affecting the Assets to which Seller is a party or by which Seller or any of the Assets are bound.

         Section 8.2 Qualifications on Seller's Conduct.

         (a) Emergencies; Legal Requirements. Seller may take (or not take, as the case may be) any of the actions mentioned in Section 8.1 above if reasonably necessary under emergency circumstances (or if required or prohibited (as the case may be) pursuant to Law and provided Buyer is notified as soon thereafter as practicable.

         (b) Non-Operated Properties. If Seller is not the operator of a particular portion of the Assets, the obligations of Seller in Section 8.1 above with respect to such portion of the Assets, which have reference to operations or activities which pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that Seller use its best efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such portion of the Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

         (c) Certain Operations. Should Seller not wish to pay any lease rental or other payment or participate in any
reworking,   deepening,  drilling, completion, equipping or
other operation on or with respect to any well or other Property
 Subdivision which may otherwise be required by Section 8.1 above, Seller shall give Buyer written notice thereof at least fifteen (15) days prior to the date such rental or other payment is due or, in the case of an operation, promptly after Seller receives notice of such proposed operation from the operator of such property (or if Seller is the operator, at the same time Seller gives or is required to give notice of such proposed operation to the non-operators of such property); and Seller shall not be obligated to make any such payment or to elect to participate in any such operation which Seller does not wish to make or participate in unless Seller receives from Buyer, within a reasonable time prior to the date when such payment or election is required to be made by Seller, the written election and agreement of Buyer (i) to require Seller to take such action and (ii) to pay all costs and expenses of Seller with respect to such lease rental or other payment or such operation. Notwithstanding the foregoing, Seller shall not be obligated to pay any lease rental or other payment or to elect to participate in any operation if the operator of the property involved recommends that such action not be taken. If Buyer advances any funds pursuant to this Section 8.2(c) with respect to a particular portion of the Assets, such portion of the Assets is not conveyed to Buyer at Closing or Closing does not occur, and such funds are not reimbursed to Buyer within thirty (30) days after the earlier of Closing or termination of this Agreement, then with respect to such particular portion of the Assets, (i) Buyer shall own and be entitled to any interest of Seller that would have lapsed but for such payment or (ii) in the case of operations, Buyer shall be entitled to receive the penalty, if any, that Seller, as nonconsenting party, would have suffered under the applicable operating or other agreement with respect to such operations as if Buyer were a consenting party thereunder; in each case, subject to and after deduction of any damages or other relief to which Seller may be entitled with respect to any breach by Buyer of this Agreement.

         Section 8.3 Conveyance. Upon the terms and subject to the conditions of this Agreement, at or prior to the Closing, Seller and Buyer shall execute and deliver or cause the execution and delivery of the General Conveyance, in substantially the form attached hereto as Exhibit 8.3 (the "Conveyance").

         Section 8.4 Public Announcements. Without the prior written approval of the other party hereto, no party hereto will issue, or permit any agent or affiliate of it to issue, any press releases or otherwise make, or cause any agent or affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except where such release or statement is deemed in good faith by the releasing party to be required by Law or any national securities exchange, in which case the party will use its best efforts to provide a copy to the other party prior to any release or statement.

         Section 8.5 Further Assurances. Seller and Buyer each agrees that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver or cause their respective affiliates to execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement. Any separate or additional assignment of the Assets or any portion thereof required pursuant to this Section
8.5 (i) shall evidence the conveyance and assignment of the Assets made or intended to be made in the Conveyance, (ii) shall not modify or be deemed to modify any of the terms, covenants and conditions set forth in the Conveyance, and
(iii) shall be deemed to contain all of the terms and provisions of the Conveyance, as fully as though the same were set forth at length in such separate or additional assignment.

         Section 8.6 Removal. Within a reasonable period of time following the Closing, Buyer shall remove the name and mark of Seller and any of its affiliates and any variations and derivatives thereof and logos relating thereto from the Assets.

         Section 8.7 Records. Within a reasonable period of time following the Closing, Seller shall make all Records available for delivery to Buyer in Houston, Midland or Fort Worth, Texas, as appropriate. Buyer agrees to maintain the Records that are acquired pursuant to this Agreement until the fifth anniversary of the Closing Date (or for such longer period of time as Seller shall advise Buyer is necessary in order to have Records available with respect to open years for tax audit purposes), or, if any of such Records pertain to any claim or dispute pending on the fifth anniversary of the Closing Date, Buyer shall maintain any of such Records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. Buyer shall provide Seller and its representatives reasonable access to and the right to copy such Records, at Seller's expense, for the purposes of (i) preparing and delivering any accounting provided for in this Agreement, (ii)
 complying with any law, rule or regulation affecting Seller's interest in the Assets prior to the Closing Date, (iii)
preparing any audit of the books and records of any third party relating to Seller's interest in the Assets prior to the Closing Date, or responding to any audit prepared by such third parties, (iv) preparing tax returns, (v) responding to or disputing any tax audit or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement or with respect to the Assets. In no event shall Buyer destroy any such Records without giving Seller sixty
(60) days' advance written notice thereof and the opportunity, at Seller's expense, to obtain such Records prior to their destruction. Buyer shall have no liability to Seller regarding this Section 8.7 in the event of any destruction of the Records which may occur due to no fault of Buyer as a result of an act of God.

                                   ARTICLE IX.
            CLOSING CONDITIONS

         Section 9.1 Seller's Closing Conditions. The obligation of Seller to consummate the transactions contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

         (a) Representations, Warranties and Covenants. The (1) representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and (2) covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         (b) Officer's Certificate. Seller shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of Buyer, to the effect that to such officer's  knowledge  the  conditions  set  forth  in paragraph
(a) of this Section 9.1 have bene satisfied.

         (c) Conveyance. Buyer shall have executed and delivered the Conveyance prior to or on the Closing Date.

         (d) No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller or any of its affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of this Agreement or recover damages from Seller resulting therefrom.

         (e) Title Adjustments. The sum of (i) the reduction in the Purchase Price on account of the aggregate amount of all Title Defect Amounts and the exclusion of Title Defect Properties pursuant to Section 6.5, and (ii) the aggregate amount of Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims, and (iii) the reduction in the Purchase Price on account of the exclusion of Retained  Assets  pursuant to Section 7.3 shall not exceed
$1,200,000.00.

         (f) Purchase Price Funding. On or before 5:00 P.M. on the business day preceding Closing, Seller shall have received written notification from Norwest Bank Texas, Midland, N. A. ("Norwest"), by telecopy, telefax or other electronic transmission service, that Norwest holds as of that date any and all funds necessary to finance the Purchase Price and is under irrevocable escrow agreement executed by Buyer and Seller to release those funds to Seller as of the date of Closing. Time being of essence hereof, Buyer shall be deemed to be in default hereunder if written notification called for herein is not timely received by Seller, in which case Seller shall be entitled to retain Buyer's deposit as liquidated damages and: (i) close the Hardy Agreement and acquire the Hardy Properties for its own account with no further obligation to convey the properties to Buyer; or (ii) not close the Hardy Agreement and exercise any other remedies available to Seller under this agreement or at law or in equity.

         (g) Hardy Closing. Closing shall have occurred under the Hardy Agreement, and Seller shall hold title to all of the Hardy Properties for conveyance into Buyer.

         Section 9.2 Buyer's Closing Conditions. The obligation of Buyer to consummate the transactions contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

         (a) Representations, Warranties and Covenants. The (1) representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and (2) covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         (b) Officer's Certificate. Buyer shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of Seller, to the effect that to such officer's knowledge the conditions set forth in paragraph (a) of this Section 9.1 have bene satisfied.

         (c) Conveyance. Seller shall have executed and delivered the Conveyance prior to or on the Closing Date.

         (d) No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer or any of its affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of this Agreement or recover damages from Buyer resulting therefrom.

         (e) Title Adjustments. The sum of (i) the reduction in the Purchase Price on account of the aggregate amount of all Title Defect Amounts and the exclusion of Title Defect Properties pursuant to Section 6.5, and (ii) the aggregate amount of Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims, and (iii) the reduction in the Purchase Price on account of the exclusion of Retained  Assets  pursuant to Section 7.3 shall not exceed
$1,200,000.00.

         (f) Hardy Closing. Closing shall have occurred under the Hardy Agreement, and Seller shall hold title to all of the Hardy Properties for conveyance into Buyer.

                                   ARTICLE X.
                CLOSING

         Section 10.1 Closing. The Closing shall be held on the Closing Date at 10:00 a.m., Houston time, at the offices of Hardy at 1600 Smith Street, Suite 1400, Houston, Texas, or at such other time or place as Seller and Buyer may otherwise agree in writing.

         Section 10.2 Seller's  Closing  Obligations.  At
Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following:

         (a)  The Conveyance;

         (b)  The officer's certificate referred to in Section
9.2(b);

         (c) An affidavit of Non-Foreign Status, substantially in the form attached hereto as Exhibit 10.2(c);
and

         (d) Letters in lieu of division and transfer orders executed by Seller relating to the Subject Interests in form reasonably necessary to reflect the conveyances contemplated hereby.

         Section 10.3 Buyer's Closing Obligations. At Closing, Buyer shall (i) deliver or cause to be delivered, the Adjusted Purchase Price minus the Deposit to Seller in immediately available funds to the bank account as provided in Section
3.2 and (ii) execute and deliver, or cause to be executed and delivered, to Seller the following:

         (a)  The Conveyance; and

         (b)  The officer's certificate of Buyer referred to in
Section 9.1(b).

                                   ARTICLE XI.
             EFFECT OF CLOSING

         Section  11.1   Revenues.   After  Closing,   all
proceeds,   accounts receivable, notes receivable,  income,
revenues, monies and other items included in or attributed to the Excluded Assets and all other Excluded Assets shall belong to and be paid over to Seller and all proceeds, accounts receivable, notes receivable, income, revenues, monies and other items included in or attributable to the Assets with respect to any period of time after the Effective Time shall belong to and be paid over to Buyer except to the extent credited to Buyer in calculating the Adjusted Purchase Price.

         Section 11.2 Expenses. After Closing, all accounts payable and other costs and expenses with respect to the Assets for which Seller is given credit in the determination of Net Cash Flow pursuant to Section 3.3, as adjusted pursuant to Section 3.4, shall be borne by Seller.

         Section 11.3 Payments and Obligations. If monies are received by any party hereto which, under the terms of this
Article XI, belong to another party, the same shall immediately be paid over to the proper party. If an invoice or other evidence of an obligation is received which under the terms of this Article XI is partially the obligation of Seller and partially the obligation of Buyer, then the parties shall consult each other and each shall promptly pay its portion of such obligation to the obligee.

         Section  11.4  Survival.  No  representation,
warranty, covenant or agreement made herein shall survive the Closing except as provided in this Section 11.4. It is expressly agreed that the terms and provisions of (a)
Article IV shall survive the Closing for a period of one hundred eighty (180) days from the Closing Date and (b) Sections 3.4, 6.1, 6.6, 6.7, 7.2, 7.3, 8.2(c), 8.4, 8.5,
8.6, 8.7 and 14.3 and Articles XI, XIII and XV shall survive the Closing indefinitely. In addition, the definitions set forth in Appendix A to this Agreement which are used in representations, warranties, covenants and agreements which survive the Closing pursuant to this Section 11.4 shall survive the Closing to the extent necessary to give operative effect to such surviving representations, warranties, covenants and agreements.

                                  ARTICLE XII.
         CASUALTY AND CONDEMNATION

         Section 12.1 No Termination. If after the Effective Time and prior to the Closing any part of the Assets shall be destroyed by fire or other casualty or if any part of the Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding or the threat thereof.

         Section 12.2 Proceeds and Awards. To the extent insurance proceeds, condemnation awards or other payments are not committed, used or applied by Seller prior to the Closing Date to repair, restore or replace such damaged or taken Assets, Seller shall at the Closing pay to Buyer all sums paid to Seller by reason of such destruction or taking less any reasonable costs and expenses incurred by Seller in collecting same.

                                  ARTICLE XIII
      ASSUMPTION AND INDEMNIFICATION

         Section 13.1 Indemnification By Buyer. FROM AND AFTER THE CLOSING DATE, BUYER SHALL ASSUME AND PAY, PERFORM, FULFILL AND DISCHARGE ALL ASSUMED LIABILITIES, AND SHALL INDEMNIFY AND HOLD HARMLESS THE SELLER, ITS PRESENT AND FORMER DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND EACH OF THE DIRECTORS, OFFICERS, HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY, THE "SELLER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL (I) ASSUMED
 LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE SELLER INDEMNIFIED PARTIES, INCLUDING, WITHOUT LIMITATION, ANY ASSUMED LIABILITY OF THE

 SELLER  INDEMNIFIED  PARTY OR ANY OTHER  THEORY  OF  LIABILITY,
 WHETHER  IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY AND
(II) ANY COVERED LIABILITY RESULTING FROM ANY MISREPRESENTATION,
BREACH OF WARRANTY OR NONFULFILLMENT OF ANY COVENANT OR
AGREEMENT ON THE PART OF BUYER HEREUNDER.

         Section 13.2 Indemnification by Seller. FROM AND AFTER THE CLOSING DATE, SELLER SHALL INDEMNIFY AND HOLD HARMLESS THE BUYER, ITS PRESENT AND FORMER DIRECTORS, OFFICERS,
 EMPLOYEES AND AGENTS, AND EACH OF THE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY, THE "BUYER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL (I) EXCLUDED LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE BUYER INDEMNIFIED PARTIES, INCLUDING, WITHOUT LIMITATION, ANY EXCLUDED LIABILITY OF THE BUYER INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY AND
(II) ANY COVERED LIABILITY RESULTING FROM ANY MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OF ANY COVENANT OR AGREEMENT ON THE PART OF SELLER HEREUNDER.

         Section 13.3 Third Party Claims. If a claim by a third party is made against a Seller Indemnified Party or a Buyer Indemnified Party (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this
Article XIII, such Indemnified Party shall promptly notify Buyer or Seller, as the case may be (the "Indemnitor"), of such claims. The Indemnitor shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnitor shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party; however, the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnitor, at Indemnitor's cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all Covered Liabilities with respect to, such claim, (2)
 is reasonably contesting such claim in good faith, by appropriate proceedings, and (3) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Party for payment of such claim, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnified Party that it elects, at Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all Covered Liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose  a lien  against  or
 attachment of the Indemnified Party's property as contemplated above, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                  ARTICLE XIV.
    TERMINATION; REMEDIES; LIMITATIONS

         Section 14.1 Termination.

         (a) Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                  (1)  By the mutual consent of Seller and
Buyer; or

                  (2) If the Closing  has not  occurred by the
close of business         on the Closing Date,  then (i) by
Seller if any condition  specified in         Section 9.1 has
not been satisfied on or before such close of business,
and shall not theretofore have been waived by Seller,  or (ii)
Buyer if         any  condition  specified  in Section 9.2 has
not been  satisfied on or         before  such close of
business,  and shall not  theretofore  have been         waived
by Buyer; provided, in each case, that the failure to consummate the  transactions  contemplated  hereby on or before
such date did not         result from the failure by the party
or parties seeking  termination of         this Agreement to
fulfill any  undertaking  or commitment  provided for
herein on the part of such  party or  parties  that is  required
 to be         fulfilled on or prior to Closing.

         (b) Effect of Termination. In the event of termination of this Agreement by Seller, on the one hand, or Buyer, on the other hand, pursuant to Section 14.1, written notice thereof shall forthwith be given by terminating party or parties to the other party or parties hereto, Seller shall return to Buyer the Deposit, and this Agreement shall thereupon terminate; provided, however, that following such termination Buyer will continue to be bound by its obligations set forth in Article V. If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made and any notices or offers made pursuant to Section 7.1 shall become void.

         Section 14.2 Remedies.

         (a) Seller's Remedies. Notwithstanding anything herein provided to the contrary, upon the failure by Buyer to fulfill any undertaking or commitment provided for herein on the part of Buyer that is required to be fulfilled on or prior to the Closing Date, Seller, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and retain the Deposit as liquidated damages, as Seller's sole and exclusive remedies for such default, all other remedies being expressly waived by Seller. Seller and Buyer agree upon the Deposit amount as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and Seller and Buyer agree that the Deposit amount is a reasonable estimate of Seller's loss in the event of any such default by Buyer.

         (b) Buyer's Remedies. Notwithstanding anything herein provided to the contrary, upon the failure by Seller to fulfill any undertaking or commitment provided for herein on the part of Seller that is required to be fulfilled on or prior to the Closing Date, Buyer, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement and retain the Deposit as liquidated damages, as Buyer's sole and exclusive remedies for such default, all other remedies being expressly waived by Buyer.

         Section 14.3 Limitations.

         (a) Disclaimer of Warranties. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO
THAT  SELLER IS NOT MAKING ANY  REPRESENTATION  OR  WARRANTY
WHATSOEVER,   EXPRESS,   IMPLIED,   STATUTORY   OR   OTHERWISE,
 BEYOND   THOSE REPRESENTATIONS  OR  WARRANTIES  EXPRESSLY
GIVEN IN THIS  AGREEMENT,  AND IT IS UNDERSTOOD  THAT BUYER
TAKES THE ASSETS AS IS AND WHERE IS AND WITH ALL FAULTS. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE,
 SELLER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE CONDITION OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE,  OR  OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS)
OR (B) ANY INFRINGEMENT BY SELLER OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY; AND (II) NEGATES ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM
DIMINUTION  OF CONSIDERATION  AND ANY CLAIMS BY BUYER FOR
DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND BUYER THAT THE ASSETS ARE TO BE ACCEPTED BY BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

         (b) Texas Deceptive  Trade  Practices Act Waiver.
BUYER (A) REPRESENTS AND WARRANTS TO SELLER THAT IT (i) IS ACQUIRING THE ASSETS FOR COMMERCIAL OR BUSINESS USE, (ii) IS REPRESENTED BY LEGAL COUNSEL, (iii) ACKNOWLEDGES THE CONSIDERATION PAID OR TO BE PAID FOR THE ASSETS WILL EXCEED $500,000, AND (iv) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS SUCH THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING
 POSITION WITH RESPECT TO THE SELLER; AND (B) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY

 AND ALL RIGHTS OR REMEDIES IT MAY HAVE UNDER THE DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT OF THE STATE OF TEXAS,
 TEX. BUS. & COM. CODE ss. 17.41 ET SEQ. TO THE MAXIMUM EXTENT IT CAN DO SO UNDER APPLICABLE LAW, IF SUCH ACT WOULD FOR ANY REASON BE DEEMED APPLICABLE TO THE TRANSACTIONS
CONTEMPLATED HEREBY.

                            WAIVER OF CONSUMER RIGHTS

         BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE  TRADE
PRACTICES - CONSUMER         PROTECTION ACT, SECTION 17.41 ET
SEQ.,  BUSINESS & COMMERCE CODE, A LAW         THAT GIVES
CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION
    WITH AN ATTORNEY OF BUYER'S OWN SELECTION,  BUYER
VOLUNTARILY  CONSENTS         TO THIS WAIVER.

         (c) Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, SELLER AND BUYER AGREE THAT, EXCEPT FOR LIQUIDATED DAMAGES SPECIFICALLY PROVIDED FOR IN SECTION 14.2, THE RECOVERY BY EITHER PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON- BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY THE NON- BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER.

                                   ARTICLE XV.
               MISCELLANEOUS

         Section 15.1  Counterparts.  This  Agreement  may be
executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         Section 15.2  Governing  Law. THIS  AGREEMENT  SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF TEXAS WITHOUT REFERENCE TO THE CONFLICT OF LAW
PRINCIPLES THEREOF.

         Section 15.3 Entire Agreement. This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof
 and  there  are  no  agreements,   understandings,
representations or warranties between the parties other than those set forth or referred to herein. The headings herein are for convenience only and shall have no significance in the interpretation hereof.

         Section 15.4 Expenses Buyer shall be responsible for (i) any sales Taxes which may become due and owing by reason of the sale of the Assets hereunder, (ii) all transfer, stamp, documentary and similar Taxes imposed on the parties hereto with respect to the property transfer contemplated pursuant to this Agreement and (iii) all recording fees relating to the filing of instruments transferring title to Buyer from Seller. Seller shall be responsible for (i) all recording and other fees relating to title curative documents and (ii) all income and other Taxes incurred by or imposed on Seller with respect to the transactions contemplated hereby. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney's fees, accountant fees and the expense of title examination, shall be borne by the party incurring same.

         Section 15.5 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States Mail, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed as follows:

                  Arch Petroleum Inc.                  777
Taylor Street, Suite II-A                  Fort Worth, Texas
76102                  Attention:  Larry Kalas
Telecopy No.:  (817) 332-9249

 or at such other address and to the attention of such other
Person as Seller may designate by written notice to Buyer.
Notices to Buyer shall be addressed to:

                  Odessa Exploration Incorporated
  191 Professional Center                  6010 Highway 191,
Suite 210                  Odessa, Texas  79762
Attention:  D. Kirk Edwards                  Telecopy No.:
(915) 550-0544

or at such other  address and to the attention of such other
Person as Buyer may designate be written notice to Seller.

         Section 15.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the respective rights and obligations of the parties hereto shall not be assignable or delegable by any party hereto without the express written consent of the non-assigning or nondelegating party.

         Section 15.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         Section 15.8 Schedules and Exhibits.  All Schedules and
Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

         Section 15.9 Purchase Price Allocation for Tax Purposes. Seller and Buyer agree that the Purchase Price shall be allocated to the various Assets for federal and state income tax purposes only in the manner set forth in Schedule 15.9. The parties agree not to take a federal or state income tax reporting position inconsistent with the allocations set forth on Schedule 15.9. The parties further agree that the allocations set forth on Schedule 15.9 represent reasonable estimates of the fair market values of the Assets described herein.

         Section 15.10 Ad Valorem Tax Proration. Ad valorem taxes related to the Assets will be prorated as of the Effective Time. For ad valorem taxes for a period which the Effective Time splits which have been paid by Seller, Buyer shall reimburse Seller for the portion thereof equal to the percentage of such period represented by the portion of such period beginning at the Effective Time. For ad valorem taxes for a period which the Effective Time splits which have not been paid by Seller, Buyer shall pay such taxes and Seller shall reimburse Buyer for a percentage of such taxes equal to the portion of such period which ends on the day immediately preceding the Effective Time.

         Section 15.11 Agreement for the Parties' Benefit Only. Except as specified in Article XIII, which is also intended to benefit and to be enforceable by any of the Indemnified Parties, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person, other than the parties hereto or the Indemnified Parties, is entitled to rely on any representation, warranty, covenant or agreement contained herein. In each case, such third party beneficiary may only bring suit against the defaulting party or parties.

         Section 15.12 Attorneys' Fees. The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees from the nonprevailing party.

         Section 15.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable or being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 15.14 No Recordation. Without limiting any party's right to file suit to enforce its rights under this Agreement, Buyer and Seller expressly covenant and agree not to record or place of record this Agreement or any copy or memorandum hereof.

         Section  15.15  Time  of  Essence.  Time  is of  the
essence  in  this Agreement.

         Section 15.16 Hardy Agreement Seller is entering into the Hardy Agreement for the sole purpose of accommodating  Buyer as to its  intention to acquire  the  Hardy
 Properties  from  Seller  pursuant  to the  terms  of  this
Agreement.   Buyer  hereby  agrees  to  assume  all
obligations,   duties,  and responsibilities  of  Seller as set
forth in the Hardy Agreement to the same extent and with like effect as if Buyer had been a party to the Hardy Agreement in lieu of Seller. In the event that Buyer fails to perform its obligations under this Agreement, and as a result, Seller is unable to close the Hardy Agreement, Buyer shall indemnify and hold harmless Seller from and against any and all claims and liabilities incurred by or asserted against Seller by Hardy on account of or in connection with Seller's failure to close the Hardy Agreement. If the Hardy Agreement is amended or modified to contain any terms, conditions or provisions
that  are  materially   different  than  the  terms, conditions
or provisions of this Agreement, then this Agreement shall likewise be modified and amended to conform to the modification and amendments made to the Hardy Agreement. Promptly upon Seller's receipt of an executed copy of the Agreement and the payment of the Deposit, Seller shall exercise its preferential right to purchase by giving Hardy written notice of such election, and shall request Hardy to provide Seller with the Hardy Agreement for execution by Seller. If the due diligence period and the Closing Date provided under the Hardy Agreement are extended beyond the dates provided in this Agreement, the dates in this Agreement shall be concomitantly extended to accord to those later dates.

         Section 15.17 Like Kind Exchange Buyer shall cooperate fully in the event that Seller elects to effectuate a like kind exchange under IRC Section 1031 and Seller shall reimburse Buyer for any additional costs incurred in connection therewith.

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                     SELLER:

                                     ARCH PETROLEUM INC.

                                     By:
___________________________________
                Larry Kalas
        President

                                     BUYER:

                                     ODESSA EXPLORATION
INCORPORATED



                                     By:
____________________________________
                 D. Kirk Edwards
             President

                                   APPENDIX A
                   TO                            ASSET PURCHASE
AGREEMENT

                                   DEFINITIONS

         "Action" shall mean any action, claim, suit, arbitration, inquiry, proceeding, investigation, condemnation or audit by or before any court or other Governmental Authority.

         "Adjustment Period" shall be as defined in Section
3.3(a).

         "Adjusted Purchase Price" shall be as defined in
Section 3.1.

         "Adjustment Statement" shall be as defined in Section
3.3(a).

         "Arbitration Procedures" shall mean the arbitration procedures set forth in Exhibit A-1.

         "Assets" shall mean the following described assets and properties (except to the extent constituting Excluded
Assets):

         (a)      the Subject Interests;

         (b)      the Lands;

         (c)      the Incidental Rights;

         (d)      the Claims;

         (e)      the Royalty Accounts; and

         (f)      all (i)  oil,  gas and  other  hydrocarbons
produced  from or                  attributable  to the  Subject
 Interests  with  respect to all                  periods
subsequent to the Effective Time and (ii) proceeds from or of such oil, gas and other hydrocarbons.

         "Assumed Liabilities" shall mean (i) all Covered Liabilities of Seller with respect to the Royalty Accounts and the Claims, and (ii) all Covered Liabilities to the extent arising out of or attributable to the ownership, use, construction, maintenance or operation of the Assets subsequent to the Effective Time.

         "Buyer Indemnified Parties" shall be as defined in
Section 13.2.

         "Claims" shall mean all right, title and interest of Seller to any claims to the extent attributable to ownership, use, construction, maintenance or operation of the Assets subsequent to the Effective Time, including, without limitation, past, present or future claims, whether or not previously asserted by Seller.

         "Closing" shall be the consummation of the transaction contemplated by Article X.

         "Closing Date" shall mean (a) April 30, 1996, or (b) such other date as may be mutually agreed to by Seller and Buyer.

         "Conveyance" shall be as defined in Section 8.3.

         "Covered   Liabilities"   shall  mean  any  and  all
debts,   losses, liabilities, duties, claims (including, without
limitation, those arising out of any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action), Taxes, costs and expenses (including, without limitation, any attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending any Action), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including, without limitation, any of the foregoing arising under, out of or in connection with any Action, any order or consent decree of any Governmental Authority, any award of any arbitrator, or any Law, contract, commitment or undertaking.

         "Defensible Title" shall mean, respectively as to the Subject Interest or Subject Interests related to a particular Property Subdivision, title to such Property Subdivision and the Subject Interest or Subject Interests related to such Property Subdivision that: (i) entitles Seller to receive not less than the applicable Net Revenue Interest or Net Revenue Interests specified for such Property Subdivision in the Property Schedule; (ii) obligates Seller to bear the costs and expenses attributable to the maintenance, development, and operation of such Property Subdivision in an amount not greater than the applicable Working Interest or Working Interests specified for such Property Subdivision in the Property Schedule; and (iii), except for Permitted Encumbrances, is free and clear of all liens and encumbrances.

         "Deferred Adjustment Claim" shall be defined in Section
6.6.

         "Deferred Matters Date" shall be as defined in Section
6.6.

         "Deposit" shall be as defined in Section 3.2.

         "Disputed Issues" shall be as defined in the Arbitration Procedures.

         "Effective  Time"  shall  mean 7:00 a.m.,  Central
Daylight  Time,  on January 1, 1996.

         "Excluded Assets" shall mean the following:

                  (a)      copies of all Records;

                  (b) except to the extent  constituting  the
Royalty  Accounts,         all deposits,  cash, checks, funds
and accounts receivable attributable         to Seller's
interest in the Assets with respect to any period of time prior to the Effective Time;

                            Page - 2 - of Appendix A

                  (c) all (i) oil, gas and other  hydrocarbons
produced from or         attributable to the Subject Interests
with respect to all periods prior         to  the  Effective
Time,   (ii)  oil,  gas  and  other   hydrocarbons
attributable to the Subject Interests which, at the Effective
Time, are         in storage, within processing plants, in
pipelines or otherwise held in         inventory,  and  (iii)
proceeds from or of such oil, gas and other hydrocarbons;

                  (d) such  assets as Seller  elects to exclude
from the Assets         pursuant to the terms hereof;

                  (e) all  receivables  and cash proceeds  which
were  expressly         taken into account and for which credit
was given in the  determination         of Net Cash Flow
pursuant  to Section  3.3,  as  adjusted  pursuant to
Section 3.4;

                  (f) claims of Seller for refund of or loss
carry forwards with         respect to (i) Taxes  attributable
to any period prior to the Effective         time or (ii) any
Taxes attributable to the Excluded Assets;

                  (g) all corporate, financial, tax and legal
records of Seller;         and

                  (h) all rights, interests,  assets and
properties described in         Schedule A-1.

         "Excluded Liabilities" shall mean, except to the extent constituting an Assumed Liability, any Covered Liabilities to the extent arising out of or attributable to the ownership, use, construction, maintenance or operation of the Assets by Seller prior to the Effective Time.

         "Final Adjustment Statement" shall be as defined in
Section 3.4.

         "Governmental Authority" shall mean (i) the United States of America, (ii) any state, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision within the United States of America.

         "Hydrocarbon Interests" shall mean (a) leases affecting, relating to or covering any oil, gas and other hydrocarbons and the leasehold interests and estates in the nature of working or operating interests under such leases, as well as overriding royalties, net profits interests, production payments, carried interests, rights of recoupment and  other  interests  in,  under or relating to such leases;
(b) fee interests in oil, gas or other hydrocarbons; (c) royalty interests in oil, gas or other hydrocarbons; (d) any other interest in oil, gas or other hydrocarbons in place,
(e) any economic or contractual rights, options or interests in and to any of the foregoing, including, without limitation, any farmout or farmin agreement or production payment affecting any interest or estate in oil, gas or other hydrocarbons; and
(f) any and all rights and interests attributable or allocable thereto by virtue of any pooling, unitization, communitization, production sharing or similar agreement, order or declaration.

                            Page - 3 - of Appendix A

         "Incidental Rights" shall mean all right, title and interest of Seller in and to or derived from the following insofar as the same are attributable to the Subject Interests:
(a) all rights with respect to the use and occupancy of the surface of and the subsurface depths under the Lands; (b) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Subject Interest being a part thereof;
(c) all agreements and contracts, easements, rights-of-way, servitudes and other estates; and (d) all real and personal property located upon the Lands and used in connection with the exploration, development or operation of the Subject Interests; and (e) the Records.

         "Indemnified Party" shall be as defined in Section 13.3.

         "Indemnitor" shall be as defined in Section 13.3.

         "Initial Adjustment Amount" shall be as defined in
Section 3.3(a).

         "Knowledge" shall mean the actual knowledge of any fact, circumstance or condition by the officers (if the party involved is a corporation), partners (if the party involved is a partnership) or employees at a supervisory or higher level of the party involved.

         "Lands" shall mean, except to the extent constituting
Excluded Assets, all right, title, and interest of Seller in and to the lands covered by or subject to the Subject
Interests.

         "Law" shall mean any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

         "Net Cash Flow" shall be as defined in Section 3.3(c).

         "Net  Revenue  Interest"  shall  mean  an  interest
(expressed as a percentage or decimal fraction) in and to all oil and gas produced and saved from or attributable to a Property Subdivision.

         "Permitted Encumbrances" shall mean any of the following matters:

                  (a)   all   agreements,    instruments,
documents,   liens,         encumbrances, and other matters
which are described in Schedule A-2;

                  (b)  any  (i)   undetermined  or  inchoate
liens  or  charges         constituting  or securing the payment
of expenses  which were  incurred         incidental to
maintenance,  development, production or operation of the
 Assets or for the purpose of developing,  producing or
processing  oil,         gas or other hydrocarbons  therefrom or
therein and (ii) materialman's,         mechanics', repairman's,
employees', contractors',  operators' or other         similar
liens,  security  interests or charges for  liquidated  amounts arising in the ordinary course of business  incidental to
construction,         maintenance, development, production or
operation

                            Page - 4 - of Appendix A
         of the Assets or the  production  or  processing  of
oil,  gas or other         hydrocarbons  therefrom,  that are
not delinquent and that will be paid         in the ordinary
course of business, or if delinquent, that are being contested in good faith;

                  (c) any liens for Taxes not yet  delinquent
or, if delinquent,         that are  being  contested  in good
faith in the  ordinary  course  of         business;

                  (d) any liens or security interests created by
Law or reserved         in oil, gas and/or mineral  leases for
royalty,  bonus or rental or for         compliance with the
terms of the Subject Interests;

                  (e) all Preference Rights and Transfer
Requirements;

                  (f)  any  easements,   rights-of-way,
servitudes,   permits,         licenses,  surface  leases  and
other  rights  with  respect to surface         operations  to
the extent such matters do not interfere in any material respect with Buyer's operation of the portion of the Assets
burdened         thereby;

                  (g)  any   prohibitions  or  restrictions
similar  to  those         contained in Article VIII.D.  of the
A.A.P.L.  Form 610-1982 Model Form         Operating  Agreement
and any contribution obligations under provisions similar to Article VII.B. of said Model Form Operating Agreement;

                  (h) all agreements and obligations relating to
imbalances with         respect to the production,
transportation or processing of gas or calls         or purchase
options on oil or gas production;

                  (i)  all   royalties,   overriding
royalties,   net  profits         interests, carried interests,
reversionary interests and other burdens         to the extent
that the net cumulative  effect of such burdens,  as to a
 particular  Property  Subdivision,  does not  operate to reduce
the Net         Revenue Interest of Seller in such Property
Subdivision as specified in         the Property Schedule;

                  (j) all obligations by virtue of a prepayment,
advance payment         or  similar  arrangement  under  any
contract  for  the  sale  of  gas         production, including
by virtue of "take-or-pay" or similar provisions,         to
deliver gas produced from or attributable  to the Subject
Interests         after the Effective  Time without then or
thereafter  being entitled to         receive full payment
therefor;

                  (k) all liens, charges, encumbrances,
contracts,  agreements,         instruments,  obligations,
defects,  irregularities  and other matters         affecting
any Asset which individually or in the aggregate are not such as to interfere  materially  with the  operation,  value or
use of such         Asset;

                            Page - 5 - of Appendix A

                  (l) any encumbrance,  title defect or other
matter (whether or         not  constituting  a Title  Defect)
waived or  deemed  waived by Buyer         pursuant to Article
VI;

                  (m) rights reserved to or vested in any
Governmental Authority         to control or regulate any of the
wells or units included in the Assets         and  all
applicable  laws,  rules,  regulations  and  orders  of  such authorities  so long as the same do not  decrease  Seller's
Net Revenue         Interest below the Net Revenue Interest
shown in the Property Schedule;

                  (n) the terms and  conditions of all contracts
and  agreements         relating  to the  Subject  Interests,
including,  without  limitation,         exploration
agreements,  gas sales contracts,  processing  agreements,
  farmins,  farmouts,  operating agreements, and right-of-way
agreements,         to the extent such terms and  conditions  do
not decrease  Seller's Net         Revenue  Interest below the
Net Revenue  Interest shown in the Property         Schedule; and

                  (o)  conventional  rights of reassignment
requiring notice to         the  holders  of the  rights  prior
to  surrendering  or  releasing  a         leasehold interest.

         "Person" shall mean any Governmental Authority or any individual, firm, partnership, corporation, joint venture, trust, unincorporated organization or other entity or organization.

         "Preference Property" shall be as defined in Section
7.2.

         "Preference Right" shall mean any right or agreement that enables or may enable any Person to purchase or acquire any Asset or any interest therein or portion thereof as result of or in connection with (i) the sale, assignment, encumbrance or other transfer of any Asset or any interest therein or portion thereof or (ii) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this Agreement.

         "Property Schedule" means Exhibit A-2 attached to and made a part of this Agreement.

         "Property Subdivision" means each well location, well, well completion, multiple well completion, unit, lease, or other subdivision of property described or referenced in the Property Schedule.

         "Purchase Price" shall be as defined in Section 3.1.

         "Records" shall mean, except to the extent constituting Excluded Assets, and except to the extent the transfer thereof may not be made without violating legal constraints or legal obligations or waiving any attorney/client privilege, any and all lease files, land files, division order
files, production marketing  files,  well  files,   production
records,   seismic,   geological, geophysical and engineering
data, litigation files, and all other files, maps and data (in whatever form) arising out of or relating to the Subject Interests or the ownership, use, maintenance or operation of the Assets.

                            Page - 6 - of Appendix A

         "Retained Assets" shall be defined in Section 7.3.

         "Royalty Accounts" shall mean those separately indentifiable accounts which are expressly identified and set forth in Schedule A-4 in which Seller or any third party operator is holding as of the Effective Time monies which (i) are owing to third party owners of royalty, overriding royalty, working or other interests in respect of past production of oil, gas or other hydrocarbons attributable to the Assets or
(ii) may be subject to refund by royalty owners or other third parties to purchasers of past production of oil, gas or other hydrocarbons attributable to the Assets.

         "Seller Indemnified Parties" shall be as defined in
Section 13.1.

         "Seller Title Credit" shall be as defined in Section
6.4.

         "Subject Interests" shall mean and include (i) the undivided interests specified in the Property Schedule in, to or under the Hydrocabon Interests specifically described in the Property Schedule, and (ii) all other interests of Seller in, to or under any Hydrocarbon Interests in, to or under or derived from any lands covered by or subject to any of the Hydrocarbon Interests described in the Property Schedule, even though such interests of the Seller may be incorrectly described or referred to in, or a description thereof may be omitted from, the Property Schedule.

         "Taxes" shall mean all federal, state and local taxes or similar assessments or fees, together with all interest, fines, penalties and additions thereto.

         "Title Defect" shall be as defined in Section 6.3.

         "Title Defect Amount" shall be as defined in Section
6.2(d).

         "Title Defect Deductible" shall be as defined in
Section 6.2(d).

         "Title Defect Property" shall be as defined in Section
6.2(c).

         "Title Examination Period" shall be as defined in
Section 6.2(a).

         "Transfer Requirement" shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person which must be obtained, made or complied with for or in connection with any sale, assignment, transfer or encumbrance of any Asset or any interest therein in order (a) for such sale, assignment, transfer or encumbrance to be effective, (b) to prevent any termination, cancellation, default, acceleration or change in terms (or any right thereof from arising) under any terms, conditions or provisions of any Asset (or of any agreement, instrument or obligation relating to or burdening any Asset) as a result of such sale, assignment, transfer or encumbrance, or (c) to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest or encumbrance on or with respect to any Asset (or any right thereof from arising) as a result  of such  sale,  assignment,  transfer  or encumbrance.

                            Page - 7 - of Appendix A

         "Unscheduled (Negative) Imbalance" shall mean, respectively as to each Property Subdivision to which the Subject Interests are attributable and without duplication, the sum (expressed in Mcfs) of (i) the aggregate make-up, prepaid or other volumes of oil, gas or other hydrocarbons, not described on Schedule A-3, that Seller was obligated as of the Effective time, on account of prepayment, advance payment, take-or-pay, gas balancing or similar obligations, to deliver from the Subject Interests attributable to such Property Subdivision after the Effective time without then or thereafter begin entitled to receive full payment therefor and
(ii), to the extent such obligations burden the Assets or Buyer could incur any liability therefor as a result of the transaction contemplated hereby and the same are not described on Schedule A-3 or covered by clause (i) above, the aggregate pipeline or processing plant imbalances or overdeliveries for which Seller is obligated to pay or deliver oil, gas or other hydrocarbons or cash to any pipeline, gatherer, transporter, processor, co-owner or purchaser in connection with any other oil, gas or other hydrocarbons attributable to the Subject Interests.

         "Unscheduled (Negative) Imbalance" shall mean, respectively as to each Property Subdivision to which the Subject Interests are attributable and without duplication, the sum (expressed in Mcfs) of (i) the aggregate make-up, prepaid or other volumes of oil, gas or other hydrocarbons, not described on Schedule A-3, that Seller was obligated as of the Effective Time, on account of prepayment, advance payment, take-or-pay, gas balancing or similar obligations, to deliver from the Subject Interests attributable to such Property Subdivision after the Effective Time without then or thereafter being entitled to receive full payment therefor and
(ii), to the extent such obligations burden the Assets or Buyer could incur any liability therefor as a result of the transaction contemplated hereby and the same are not described on Schedule A-3 or covered by clause (i) above, the aggregate pipeline or processing plant imbalances or overdeliveries for which Seller is obligated to pay or deliver oil, gas or other hydrocarbonds or cash to any pipeline, gatherer, transporter, processor, co-owner or purchaser in connection with any other oil, gas or other hydrocarbons attributable to the Subject Interests.

         "Unschedule (Positive) Imbalances" shall mean, respectively as to each Property Subdivision to which the Subject Interests are attributable and without duplication, the sum (expressed in Mcfs) of (i) the aggregate make-up, prepaid or other volumes of oil, gas or other hydrocarbons, not described on Schedule A-3, that Seller was entitled as of the Effective Time, on account of prepayment, advance payment, take-or-pay, gas balancing or similar obligations, to receive from the Subject Interests attributable to such Property Subdivision after the Effective Time without then and thereafter being obligated to make any payment therefor and
(ii) to the extent such entitlements run with the Assets and the same are not described on Schedule A-3 or covered by clause (i) above, the aggregate pipeline or processing plant imbalances or underdeliveries for which Seller is entitled to receive oil, gas or other hydrocarbons or cash from any pipeline, gatherer, transporter, processor, co-owner or purchaser in connection with any oil, gas or other hydrocarbons attributable to the Subject Interests.

         "Working Interest" shall mean the percentage of costs and expenses attributable to the maintenance, development and operation of a Property Settlement.

                            Page - 8 - of Appendix A

                                   EXHIBIT 8.3

                               GENERAL CONVEYANCE

         THIS GENERAL CONVEYANCE (this "Conveyance") executed by ARCH PETROLEUM INC., a Delaware corporation, whose address is 777 Taylor Street, Suite II-A, Fort Worth, Texas 76102 (hereinafter called "Assignor"), to ODESSA EXPLORATION INCORPORATION, whose address is 191 Professional Center, 6010 Highway 191, Suite 210, Odessa, Texas 79762, (hereinafter called "Assignee"), dated effective at 7:00 a.m., Central
Daylight Time, on January 1, 1996 (said hour and day hereinafter called the "Effective Time"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement dated April 18, 1996 (the "Agreement"), by and between Assignor, as "Seller", and Assignee, as "Buyer".

                                    ARTICLE I

                              Conveyance of Assets

         Assignor, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged and confessed, by these presents does hereby GRANT, BARGAIN, SELLER, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, effective as of the Effective time, the following described assets and properties (except to the extent constituting "Excluded Assets" (hereinafter defined)) (collectively, the "Assets"):

                  (i) (a) The undivided  interests specified in
Exhibit A hereto         (the  "Property  Schedule") in, to or
under the  Hydrocarbon  Interests         (hereinafter defined)
specifically  described in the Property Schedule,         and
(b) all other interests of Assignor in, to or under any
Hydrocarbon         Interests  in,  to or under or  derived
from any lands  covered  by or         subject to any of the
Hydrocarbon  Interests  described in the Property
Schedule, even though such interests of the Assignor may be
incorrectly         described  or referred to in, or a
description  thereof may be omitted         from, the Property
Schedule (collectively, the "Subject Interests");

                  (ii) All right,  title, and interest of
Assignor in and to the         lands covered by or subject to
the Subject Interests (the "Lands");

                  (iii) All right,  title and  interest of
Assignor in and to or         derived from the following
insofar as the same are attributable to the         Subject
Interests: (a) all rights with respect to the use and occupancy of the surface of and the  subsurface  depths under the
Lands;  (b) all         rights with respect to any pooled,
communitized or unitized acreage by         virtue of any
Subject Interest being a part thereof; (c) all agreements
 and contracts, easements, rights-of-way,  servitudes and other
estates;         (d) all real and personal property

                            Page - 1 - of Exhibit 8.3
         located  upon the Lands and used in  connection  with
the  exploration,         development or operation of the
Subject Interests; and (e) the Records;

                  (iv) All right,  title and  interest of
Assignor to any claims         to the extent attributable to
ownership, use, construction, maintenance         or operation
of the Assets subsequent to the Effective Time, including,
  without  limitation,  past,  present or future  claims,
whether or not         previously asserted by Assignor;

                  (v)  Those  separate   identifiable   accounts
 (the  "Royalty         Accounts") which are expressly
identified and set forth in Schedule A-1         hereto in which
 Assignor or any third party  operator is holding as of
the Effective  Time monies which (a) are owing to third party
owners of         royalty,  overriding royalty,  working or
other interests in respect of         past production of oil,
gas or other  hydrocarbons  attributable to the         Assets
or (b) may be subject to refund by royalty owners or other third parties  to  purchasers  of  past  production  of  oil,
gas  or  other         hydrocarbons attributable to the Assets;
and

                  (vi) All (a) oil, gas and other hydrocarbons
produced from or         attributable  to the  Subject
Interests  with  respect to all  periods         subsequent to
the Effective time and (b) proceeds from or of such oil, gas and other hydrocarbons.

         As used in this Conveyance, the term "Hydrocarbon
Interests" shall mean         (a) leases  affecting,  relating
to or covering  any oil, gas and other         hydrocarbons  and
the leasehold  interests and estates in the nature of
working or operating interests under such leases, as well as
overriding         royalties,   net  profits  interests,
production  payments,   carried         interests,  rights of
recoupment  and  other  interests  in,  under or
relating  to such  leases,  (b) fee  interests  in  oil,  gas or
 other         hydrocarbons,  (c) royalty interests in oil, gas
or other hydrocarbons,         (d) any other interest in oil,
gas or other  hydrocarbons in place, (e)         any economic or
contractual rights,  options or interests in and to any
of the foregoing,  including, without limitation, any farmout or
farmin         agreement or  production  payment  affecting  any
interest or estate in         oil,  gas or  other  hydrocarbons,
 and  (f) any  and  all  rights  and         interests
attributable or allocable  thereto by virtue of any pooling, unitization,  communitzation,  production sharing or similar
agreement,         order or declaration.

         There is excluded from this Conveyance and the Assets and reserved unto Assignor the following described interests, rights and properties (collectively, the "Excluded Assets"):

                  (i) Copies of all Records;

                  (ii) Except to the extent  constituting the
Royalty  Accounts,         all deposits,  cash, checks, funds
and accounts receivable attributable         to Assignor's
interest in the Assets with respect to any period of time prior to the Effective Time;

                  (iii) All (a) oil, gas and other hydrocarbons
produced from or         attributable to the Subject Interests
with respect to all periods prior         to the Effective Time,
(b) oil, gas

                            Page - 2 - of Exhibit 8.3
         and other hydrocarbons  attributable to the Subject
Interests which, at         the Effective  Time, are in storage
and are above pipeline  connections         within processing
plants, in pipelines or otherwise held in inventory,         and
(c) proceeds from or of such oil, gas and other hydrocarbons;

                  (iv) Such assets as Assignor elects to exclude
from the Assets         pursuant to the terms of the Agreement;

                  (v) All  receivables  and cash proceeds  which
were  expressly         taken into account and for which credit
was given in the  determination         of Net Cash Flow
pursuant to Section 3.3 of the Agreement, as adjusted pursuant to Section 3.4 of the Agreement;

                  (vi) Claims of Assignor  for refund of or loss
carry  forwards         with  respect  to (i) Taxes
attributable  to any  period  prior to the         Effective
Time or (ii) any Taxes attributable to the Excluded Assets;

                  (vii)  All  corporate,  financial,  tax and
legal  records  of         Assignor; and

                  (viii) All rights, interests,  assets and
properties described         in Exhibit B hereto.

         TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever; subject, however, to the matters set forth herein.

                                   ARTICLE II

                Limitation of Warranties; Permitted Encumbrances

         Section 2.1 Limitation of Warranties.

         (a) Assignor does hereby bind itself, Assignor's successors and assigns, to warrant and forever defend all and singular Defensible Title (hereinafter defined) to the Subject Interests, unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise, subject, however, to the Permitted Encumbrances (hereinafter defined). As used herein, the term "Defensible Title" shall mean, respectively, as to the Subject Interest or Subject Interests related to a particular Property Subdivision, title to such Property Subdivision and the Subject Interest or Subject Interests related to such Property Subdivision, that: (i) entitles Assignor to receive not less than the applicable Net Revenue Interest or Net Revenue Interests specified for such Property Subdivision in the Property Schedule; (ii) obligates Assignor to bear the costs and expenses relating to the maintenance, development and operation of such Property Subdivision in an amount not greater than the applicable Working Interest or Working Interests specified for such Property Subdivision in the Property Schedule unless Assignor's Net Revenue Interest
therein  is   proportionately   increased;   and  (iii)  except
for   Permitted Encumbrances,  is free and clear of liens and
encumbrances.  Recourse for breach

                            Page - 3 - of Exhibit 8.3
 of the foregoing special warranty of title shall be limited to a return of the purchase price allocated to the Subject Interest with respect to which such warranty has been breached in accordance with Section 6.2(b) of the Agreement, without interest thereon.

         (b) EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH HEREIN, THE ASSETS ARE ASSIGNED TO ASSIGNEE "AS IS AND WHERE IS" AND WITH ALL FAULTS AND WITHOUT WARRANTY OR REPRESENTATION OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED. ASSIGNOR FURTHER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO
(A) THE CONDITION OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OR (B) ANY INFRINGEMENT BY ASSIGNOR OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY; AND (II) NEGATES ANY RIGHTS OR ASSIGNEE UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY ASSIGNEE FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE THAT THE ASSETS ARE ACCEPTED BY ASSIGNEE IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

         (c) To the extent transferable, Assignee shall be and is hereby subrogated to all covenants and warranties of title by parties (other than Assignor) heretofore given or made to Assignor or its predecessors in title in respect to any of the Assets.

         Section  2.2  Permitted  Encumbrances.  The  Assets
are assigned and conveyed by Assignor and accepted by Assignee expressly subject to the following (the "Permitted
Encumbrances"):

                  (a)   all   agreements,    instruments,
documents,   liens,         encumbrances, and other matters
which are described in Schedule A-2;

                  (b)  any  (i)   undetermined  or  inchoate
liens  or  charges         constituting  or securing the payment
of expenses  which were  incurred         incidental to
maintenance,  development, production or operation of the
 Assets or for the purpose of developing,  producing or
processing  oil,         gas or other hydrocarbons  therefrom or
therein and (ii) materialman's,         mechanics', repairman's,
employees', contractors',  operators' or other         similar
liens,  security  interests or charges for  liquidated  amounts arising in the ordinary course of business  incidental to
construction,         maintenance,  development, production or
operation of the Assets or the         production or processing
of oil, gas or other  hydrocarbons  therefrom,         that are
not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith;

                            Page - 4 - of Exhibit 8.3

                  (c) any liens for Taxes not yet  delinquent
or, if delinquent,         that are  being  contested  in good
faith in the  ordinary  course  of         business;

                  (d) any liens or security  interest created by
Law or reserved         in oil, gas and/or mineral  leases for
royalty,  bonus or rental or for         compliance with the
terms of the Subject Interests;

                  (e) all Preference Rights and Transfer
Requirements;

                  (f)  any  easements,   rights-of-way,
servitudes,   permits,         licenses,  surface  leases  and
other  rights  with  respect to surface         operations  to
the extent such matters do not interfere in any material respect with Assignee's operation of the portion of the Assets
burdened         thereby;

                  (g)  any   prohibitions  or  restrictions
similar  to  those         contained in Article VIII.D.  of the
A.A.P.L.  Form 610-1982 Model Form         Operating  Agreement
and any contribution obligations under provisions similar to Article VII.B. of said Model Form Operating Agreement;

                  (h) all agreements and obligations relating to
imbalances with         respect to the production,
transportation or processing of gas or calls         or purchase
options on oil or gas production;

                  (i)  all   royalties,   overriding
royalties,   net  profits         interests, carried interests,
reversionary interests and other burdens         to the extent
that the net cumulative  effect of such burdens,  as to a
 particular  Property  Subdivision,  does not  operate to reduce
the Net         Revenue Interest of Assignor in such Property
Subdivision as specified         in the Property Schedule;

                  (j) all obligations by virtue of a prepayment,
advance payment         or  similar  arrangement  under  any
contract  for  the  sale  of  gas         production, including
by virtue of "take-or-pay" or similar provisions,         to
deliver gas produced from or attributable  to the Subject
Interests         after the Effective  Time without then or
thereafter  being entitled to         receive full payment
therefor;

                  (k) all liens, charges, encumbrances,
contracts,  agreements,         instruments,  obligations,
defects,  irregularities  and other matters         affecting
any Asset which individually or in the aggregate are not such as to interfere  materially  with the  operation,  value or
use of such         Asset;

                  (l) any encumbrance,  title defect or other
matter (whether or         not  constituting  a Title Defect)
waived or deemed waived by Assignee         pursuant to Article
VI of the Agreement;

                            Page - 5 - of Exhibit 8.3

                  (m) rights reserved to or vested in any
Governmental Authority         to control or regulate any of the
wells or units included in the Assets         and  all
applicable  laws,  rules,  regulations  and  orders  of  such authorities so long as the same do not decrease  Assignor's
Net Revenue         Interest below the Net Revenue Interest
shown in the Property Schedule;

                  (n) the terms and  conditions of all contracts
and  agreements         relating  to the  Subject  Interests,
including,  without  limitation,         exploration
agreements,  gas sales contracts,  processing  agreements,
  farmins, farmouts,  operating agreements, and rights-of-way
agreements,         to the extent such terms and conditions do
not decrease  Assignor's Net         Revenue  Interest below the
Net Revenue  Interest shown in the Property         Schedule; and

                  (o)  conventional  rights of reassignment
requiring notice to         the  holders  of the  rights  prior
to  surrendering  or  releasing  a         leasehold interest.

By Assignee's acceptance of this Conveyance, Assignee assumes and agrees to keep and perform the obligations of Assignor under the Permitted Encumbrances which accrue from and after the Effective Time.

                                   ARTICLE III

                                  Miscellaneous

         Section 3.1 Further Assurances. Assignor covenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents and will do all such other acts and things as may be necessary to more fully assure to Assignee or its successor or assigns all of the respective properties, rights and interests herein and hereby granted or intended so to be.

         Section 3.2 Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns. All references herein to either Assignor or Assignee shall include their respective successors and assigns.

         Section 3.3 Counterparts. This Assignment is being executed in several original counterparts, all of which are identical, except that, to facilitate recordations, there are omitted from certain counterparts those property descriptions in the Property Schedule which contain descriptions of property located in recording jurisdictions other than the jurisdiction in which the particular counterpart is to be recorded. Each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same assignment.

         IN WITNESS WHEREOF, the Assignor and Assignee have caused this Conveyance to be executed on the date of their respective acknowledgments set forth below, to be effective, however, as of the Effective Time.

                            Page - 6 - of Exhibit 8.3

                                    ASSIGNOR:

                                   ARCH PETROLEUM INC.

                                   By:
_____________________________________
                Larry Kalas, President

                                    ASSIGNEE:

                                    ODESSA EXPLORATION
INCORPORATED



                                    By:
_____________________________________
                 D. Kirk Edwards, President

STATE OF TEXAS        )                      ) COUNTY OF
___________ )

         This instrument was acknowledged  before me on April
18, 1996, by Larry Kalas,  President of ARCH PETROLEUM INC., a
Delaware  corporation,  on behalf of said corporation.


- -------------------------------------------
             Notary Public in and for the State of Texas
                          My Commission Expires:
____________________

STATE OF TEXAS    )                  ) COUNTY OF MIDLAND )

         This  instrument  was  acknowledged  before me on April
18, 1996, by D. Kirk  Edwards,   President  of  ODESSA
EXPLORATION  INCORPORATED,   a  Delaware corporation, on behalf
of said corporation.


- -------------------------------------------
             Notary Public in and for the State of Texas
                          My Commission Expires:
____________________

                            Page - 7 - of Exhibit 8.3

                                   EXHIBIT "A"

                            Page - 8 - of Exhibit 8.3

                                 EXHIBIT 10.2(c)

                                    AFFIDAVIT

STATE OF TEXAS    )                  ) COUNTY OF HARRIS )

         Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate. To inform the transferee (buyer) that the withholding of taxes is not required upon the disposition of a U.S. real property interest, before me, the undersigned authority, on this day personally appeared Larry Kalas, President of Arch Petroleum Inc., a Delaware corporation, well known to me to be the person whose name is subscribed hereto, who being first duly sworn by me, upon oath deposed and stated as follows:

                  1.  Arch  Petroleum  Inc.  is not a  foreign
person,  foreign         corporation,  foreign partnership,
foreign trust or foreign estate (as         those terms are
defined in the  Internal  Revenue  Code and Income Tax
Regulations).

                  2. The U.S. employer's identification number
of Arch Petroleum         Inc. is ______________________.

                  3. The office  address of Arch  Petroleum
Inc.  is 777 Taylor         Street, Suite II-A Fort Worth, Texas
76102.

                  4. I understand  that this  Affidavit  may be
disclosed to the         Internal Revenue Service by the
transferee and that any false statement         contained herein
could be punished by fine, imprisonment or both.

                  5. Under penalties of perjury,  I declare that
I have examined         this Affidavit and to the best of my
knowledge and belief,  it is true,         correct and complete.


- ---------------------------------------
         Larry Kalas

                          Page - 1 - of Exhibit 10.2(c)

STATE OF TEXAS    )                  ) COUNTY OF HARRIS  )

         Subscribed, sworn to and acknowledged before me, in my presence, this the ___ day of __________, 1996.


- -------------------------------------------
             Notary Public in and for the State of Texas
                          My Commission Expires:
__________________



                          Page - 2 - of Exhibit 10.2(c)

                                   EXHIBIT A-1

                             ARBITRATION PROCEDURES

         The Arbitration  Procedures referred to in the Asset
Purchase Agreement (the "Agreement") to which this Exhibit A-1 is attached shall be as follows:

1.       Capitalized terms used herein, and not otherwise herein
defined,  shall         have the meaning ascribed to such terms
in the Agreement.

2.       (a) With respect to unresolved Deferred Adjustment
Claims, on or before         the Deferred  Matters  Date,
Seller and Buyer shall each submit to the         other the list
of what such party considers to comprise the remaining unresolved Deferred Adjustment Claims. The two lists shall
together         comprise the "Disputed  Issues" relating to
Deferred  Adjustment Claims         which shall be resolved by
the binding arbitration provided for herein.

         (b) If,  pursuant  to Section  3.4 of the  Agreement,
either  Buyer or         Seller elects to submit any Final
Adjustment Statement disagreements to         arbitration,  such
disagreements will also constitute "Disputed Issues"         to
be resolved by the binding arbitration provided for herein.

3.       Seller  and  Buyer,   each  being  duly  authorized  by
 all  necessary         corporate,  partnership or other
proceedings,  if any are  applicable,         shall submit the
Disputed Issues to binding arbitration by a board of arbitration to be selected by the following procedures.
Notices         hereunder  shall be sufficient if sent in
accordance  with the terms of         the  Agreement.  With
respect to Disputed  Issues  involving  Deferred
Adjustment  Claims,  within  five (5) days after the  Deferred
Matters         Date,  Seller  shall by written  notice name one
 arbitrator  and Buyer         shall by written notice name one
arbitrator.  With respect to Disputed         Issues involving
Final Adjustment Statement disagreements,  within five
(5) days after  either  Buyer or Seller  provides  the other
party with         written notice that such party desires to
submit such Final  Adjustment         Statement disagreements to
arbitration,  Seller shall by written notice         name  one
arbitrator  and  Buyer  shall  by  written  notice  name one arbitrator.  If a party  fails to name an  arbitrator,  the
other party         shall by further  written  notice name the
second  arbitrator.  The two         arbitrators  so appointed
shall name the third  arbitrator  within ten         (10) days
after the selection of the second arbitrator. If they fail to do so,  either  arbitrator  may request the judge of the
United  States         District  Court for the  Southern
District  of Texas  having  greatest         tenure;  but not
yet on retired or senior status, to appoint the third arbitrator. If that judge fails to do so within thirty (30)
 days,         either  party may  request  the judge of that
court next senior to name         the third  arbitrator,  and if
that judge fails to do so after ten (10)         days, either
party may make the request of the judge of that court next
  senior, and so on, until the board of arbitration is
constituted.  With         respect to Disputed Issues involving
Deferred  Adjustment Claims,  each         of the arbitrators
shall be knowledgeable about matters affecting title         to
oil and gas properties in the state or other jurisdiction in which

                            Page - 1 - of Exhibit A-1
         such  properties are located,  by virtue of
managerial,  land property         administration,  legal or
judicial experience. With respect to Disputed         Issues
involving Final Adjustment Statement disagreements,  each of the arbitrators shall be knowledgeable about oil and gas
related accounting         matters.  In addition,  the third
arbitrator,  in each case,  shall be         required  to meet
the  qualification  requirements  of the  Commercial
Arbitration  Rules of the American  Arbitration  Association
(the "AAA         Rules"), whether appointed by the arbitrators
or by a judge as provided         above.

4.       If prior to  rendering  a  decision  an  arbitrator
resigns or becomes         unable to serve, the arbitrator
shall be replaced as follows.  If that         arbitrator was
one of the two arbitrators appointed by the parties, the
party  that  names  him or her  shall  name  a  replacement;
provided,         however,  that if that  replacement  is not
named  within five (5) days         from notice of resignation
or inability to serve, the other party shall         name a
replacement.  If he or she was the third  arbitrator,  the other two arbitrators shall name a replacement;  provided,
however,  that if         they  fail to agree on a  replacement
within  ten  (10)  days,  either         arbitrator may follow
the procedures specified in Paragraph 3 above and request judicial appoint of the replacement.

5.       No party  subject to these  Arbitration  Procedures
will  commence  or         prosecute  any suit or action
against  another  party subject to these         Arbitration
Procedures relating to the Disputed Issues,  other than as
  may  be  necessary  to  compel   arbitration  under  these
Arbitration         Procedures or to enforce the award of the
board of arbitration.

6.       The board of  arbitration  may in all matters act
through a majority of         its members on each matter if
unanimity is not  attained.  It shall not         be necessary
that the same majority agree on each and every item;  that
  is, the  parties  will be bound by  majority  rulings on each
Disputed         Issue even  though  the  majority  is not the
same as to each  Disputed         Issue.  In fulfilling  their
duties  hereunder with respect to Deferred         Adjustment
Claims,  each of the  arbitrators  shall  be  bound  by the
   matters set forth in Article VI of the Agreement. The
arbitrators shall         not add any interest  factor
reflecting the time value of money to any         title Defect
Amount.

7.       No matters  whatsoever,  other than the Disputed
Issues, are subject to         the agreement to arbitrate
embodied in these  Arbitration  Procedures.         The board of
arbitration shall be empowered hereunder solely to resolve
  the  Disputed  Issues.  The  board of  arbitration  shall  not
have any         authority to award punitive damages. The sole
forum for the arbitration         shall be Harris  County,
Texas and all hearings  shall be conducted in         Harris
County, Texas.

8.       The decision of the board of  arbitration  shall be
rendered in writing         and shall be final and  binding
upon the  parties  as to the  Disputed         Issues. The
expenses of arbitration,  including reasonable compensation
   to the third  arbitrator,  shall be borne equally by the
parties.  Each         party shall bear the  compensation  and
expenses  of its own  counsel,         witnesses and employees
and of any arbitrator it has appointed.  If the

                            Page - 2 - of Exhibit A-1

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         testimony  of  a  witness  is  obtained  by  both
parties,  the  costs         associated with obtaining such
testimony shall be borne equally between         the parties.

9.       Matters not  specifically  provided for in the
Arbitration  Procedures         shall be governed by the AAA
Rules.



                            Page - 3 - of Exhibit A-1

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